QuickLinks -- Click here to rapidly navigate through this document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

CLEAN ENERGY FUELS CORP.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

CLEAN ENERGY FUELS CORP.
3020 Old Ranch Parkway, Suite 400
Seal Beach, CA 90740

March 28, 2013

Dear Stockholder:

        You are cordially invited to attend the annual meeting of stockholders ("Annual Meeting") of Clean Energy Fuels Corp. ("Company") to be held at The Island Hotel at 690 Newport Center Drive, Newport Beach, California 92660, on Tuesday, May 7, 2013, at 9:00 a.m. Pacific Time ("PT").

        The attached notice of Annual Meeting and proxy statement include the agenda for the Annual Meeting, explain the matters that we will discuss at the meeting and provide general information about our Company.

        For our 2013 Annual Meeting, we are pleased to take advantage of the Securities & Exchange Commission rules that allow issuers to furnish proxy materials to their stockholders on the Internet. We believe these rules allow us to provide you with the information you need while lowering the costs of delivery and reducing the environmental impact of the Annual Meeting.

        Your vote is very important. Please vote as promptly as possible. Thank you for supporting our Company.

Sincerely,

MITCHELL W. PRATT Corporate Secretary

CLEAN ENERGY FUELS CORP.
3020 Old Ranch Parkway, Suite 400
Seal Beach, CA 90740

 NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

May 7, 2013

        The annual meeting of stockholders ("Annual Meeting") of Clean Energy Fuels Corp. ("Company") will be held at The Island Hotel at 690 Newport Center Drive, Newport Beach, California 92660, on Tuesday, May 7, 2013, at 9:00 a.m. Pacific Time ("PT") for the following purposes:

  1.
  To elect eight directors;

  2.
  To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013;

  3.
  To hold an advisory, non-binding vote to approve executive compensation;

  4.
  To approve our Employee Stock Purchase Plan; and

  5.
  To transact any other business that may properly come before the meeting or any adjournment or postponement of the meeting.

        The foregoing items of business are more fully described in the proxy statement.

        The Board has fixed the close of business on March 18, 2013 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournment or postponement thereof. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection at our offices for a period of ten days prior to the Annual Meeting.

By order of the Board,

Dated: March 28, 2013	MITCHELL W. PRATT Corporate Secretary

CLEAN ENERGY FUELS CORP.
3020 Old Ranch Parkway, Suite 400
Seal Beach, CA 90740

2013 PROXY STATEMENT

General Information

        The board of directors ("Board") of Clean Energy Fuels Corp., a Delaware corporation ("Company"), is providing these proxy materials to you in connection with the solicitation of proxies for use at our 2013 annual meeting of stockholders ("Annual Meeting"). The Annual Meeting will be held at The Island Hotel at 690 Newport Center Drive, Newport Beach, California 92660, on Tuesday, May 7, 2013, at 9:00 a.m. Pacific Time ("PT") or at any adjournment or postponement thereof, for the purposes stated herein. This proxy statement ("Proxy Statement") summarizes the information that you will need to know to vote in an informed manner.

        Pursuant to rules adopted by the Securities and Exchange Commission ("SEC"), we have elected to provide access to our proxy materials over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials ("Notice") to the Company's stockholders of record and beneficial owners. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice. In addition, stockholders may request to receive proxy materials in printed form, by mail, or electronically by e-mail on an ongoing basis. We encourage you to take advantage of the availability of the proxy materials on the Internet in order to help reduce the environmental impact of the Annual Meeting. The Company's proxy materials are available at the following website: www.proxyvote.com.

Voting Rights and Outstanding Shares

        We will mail the Notice on or about March 28, 2013 to all stockholders of record that are entitled to vote. Only stockholders that owned our common stock at the close of business on March 18, 2013, the date which has been fixed by the Board as the record date, are entitled to vote at the Annual Meeting. On the record date, 88,511,388 shares of our common stock were outstanding.

        Each share of our common stock that you own entitles you to one vote on all matters to be voted upon at the Annual Meeting. The proxy card indicates the number of shares of our common stock that you own. We will have the required quorum to conduct the business of the Annual Meeting if holders of a majority of the shares of our common stock are present in person or represented by proxy. Abstentions and broker non-votes, discussed below, will be counted as present for purposes of determining whether a quorum is present at the Annual Meeting. Generally, broker non-votes occur when shares held by a broker, bank, or other nominee in "street name" for a beneficial owner are not voted with respect to a particular proposal because the broker, bank, or other nominee (1) has not received voting instructions from the beneficial owner and (2) lacks discretionary voting power to vote those shares with respect to that particular proposal.

        A broker is entitled to vote shares held for a beneficial owner on "routine" matters, such as the ratification of the appointment of KPMG LLP as our independent registered public accounting firm (Proposal 2), without instructions from the beneficial owner of those shares. On the other hand, absent instructions from the beneficial owner of such shares, a broker is not entitled to vote shares held for a beneficial owner on certain "non-routine" matters, such as the election of directors (Proposal 1), the proposal to approve, on an advisory, non-binding basis, the compensation of our named executive officers, as disclosed in this proxy statement in accordance with the SEC's rules (Proposal 3), and the proposal to approve our Employee Stock Purchase Plan (Proposal 4).

        If you hold your shares in street name, it is critical that you cast your vote if you want it to count in the election of directors (Proposal 1), the proposal to approve, on an advisory, non-binding basis, the compensation of our named executive officers, as disclosed in this proxy statement in accordance with the SEC's rules (Proposal 3), or the proposal to approve our Employee Stock Purchase Plan (Proposal 4).

        Broker non-votes are counted for purposes of determining whether or not a quorum exists for the transaction of business, but will not be counted for purposes of determining the number of shares represented and voted with respect to an individual proposal. Thus, if you do not give your broker specific voting instructions, your shares will not be voted on these "non-routine" matters and will not be counted in determining the number of shares necessary for approval.

        Directors will be elected by a plurality of votes cast by shares present in person or represented by proxy at the Annual Meeting. Abstentions and broker non-votes, if any, will have no impact on the election of directors. The proposals to ratify the appointment of KPMG LLP as our independent registered public accounting firm, to approve on an advisory, non-binding basis, the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with the SEC's rules and to approve our Employee Stock Purchase Plan must each be approved by the affirmative vote of a majority of the votes cast for the proposal by shares present in person or represented by proxy at the Annual Meeting. Accordingly, an abstention or broker non-vote, if any, will have no impact on the outcome of the votes for these proposals.

Attending the Annual Meeting

        All stockholders that owned our common stock at the close of business on March 18, 2013, the record date, or their duly appointed proxies, may attend the Annual Meeting. Registration will begin at 8:30 a.m. PT, and seating will begin immediately thereafter. If you attend, please note that you may be asked to present valid picture identification, such as a driver's license or passport. Please also note that if you hold your shares in "street name" (that is, through a broker or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the record date and check in at the registration desk at the Annual Meeting.

Voting Shares Registered in Your Name

        If you are a stockholder of record, you may vote in one of four ways:

  •
  You may vote in person at the Annual Meeting. We will provide a ballot when you arrive.

  •
  If you request printed copies of the proxy materials by mail, you may vote by proxy by filling out the proxy card and sending it back in the envelope provided.

  •
  You may vote by telephone by calling the toll free number found on the proxy card.

  •
  You may vote by proxy via the Internet at the website http://www.proxyvote.com by following the instructions provided in the Notice.

        Votes submitted by telephone or via the Internet must be received by 11:59 p.m. Eastern Time on Monday, May 6, 2013. Submitting your proxy by telephone or via the Internet will not affect your right to vote in person should you decide to attend the Annual Meeting.

Voting Shares Registered in the Name of a Broker, Bank or Other Nominee

        Most beneficial owners whose stock is held in street name will receive instructions for voting their shares from their broker, bank or other nominee.

        If you wish to vote in person at the Annual Meeting and your stock is held in street name, then you must obtain a legal proxy issued in your name from the broker, bank or other nominee that holds your shares of record. Contact your broker, bank or other nominee for more information about how to obtain a legal proxy.

Tabulation of Votes

        The inspector of elections will tabulate the votes. The shares of our common stock represented by proxy will be voted in accordance with the instructions given on the proxy so long as the proxy is properly executed and received by us prior to the close of voting at the Annual Meeting or any adjournment or postponement thereof (or in the case of proxies submitted by telephone or via the Internet, by the deadline specified above). If no instruction is given on a proxy that is properly executed and received by us, then the proxy will be voted "for" the nominees for director; "for" the proposal to ratify the appointment of KPMG LLP as our independent registered public accounting firm; "for" the approval of the compensation of our named executive officers, as disclosed in this proxy statement in accordance with the SEC's compensation disclosure rules; and "for" the proposal to approve our Employee Stock Purchase Plan. In addition, the individuals that we have designated as proxies for the meeting will have discretionary authority to vote for or against any other stockholder matter presented at the Annual Meeting.

Revocability of Proxies

        As a stockholder of record, once you have submitted your proxy by mail, telephone or Internet, you may revoke it at any time before it is voted at the Annual Meeting. You may revoke your proxy in any one of three ways:

  •
  You may grant another proxy marked with a later date (which automatically revokes the earlier proxy) using any of the methods described above (and until the applicable deadline for each method);

  •
  You may notify our Corporate Secretary in writing that you wish to revoke your proxy before it is voted at the Annual Meeting; or

  •
  You may vote in person at the Annual Meeting.

Adjourned or Postponed Annual Meeting

        In the event that the Annual Meeting is adjourned or postponed, your proxy will still be effective and will be voted at the rescheduled Annual Meeting. You will still be able to change or revoke your proxy until it is voted.

Solicitation

        This solicitation is made by our Board and we will bear the entire cost of soliciting proxies. We will also bear the costs of preparation, assembly, printing and mailing of any printed proxy statements requested by stockholders, the proxy card and any additional information furnished to stockholders. We will provide copies of solicitation materials to banks, brokerage houses, fiduciaries and custodians holding in their names shares of our common stock that are beneficially owned by others for forwarding to the beneficial owners that have requested printed materials. We may reimburse persons representing beneficial owners of common stock for their costs of forwarding solicitation materials to the beneficial owners. Solicitations will be made primarily through the Notice and the solicitation materials made available via the Internet, via e-mail or in print to those who request copies, but may be supplemented by telephone, telegram, facsimile or personal solicitation by our directors, executive officers or employees. No additional compensation will be paid to these individuals for these services.

In addition, we may engage, and pay the cost of, a proxy solicitation firm to assist us in soliciting proxies.

Results of the Annual Meeting

        Preliminary results will be announced at the Annual Meeting. Final results will be published in a current report on Form 8-K to be filed with the SEC within four business days after the Annual Meeting. If the official results are not available at that time, we will provide preliminary voting results in the Form 8-K and will provide the final results in an amendment to the Form 8-K as soon as they become available.

Stockholder Proposals for 2013 Annual Meeting

        Requirements for Stockholder Proposals to be Considered for Inclusion in Our Proxy Materials.    Stockholder proposals submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended ("Exchange Act") and intended to be presented at our 2014 annual meeting of stockholders must be received by us between September 29, 2013 and November 28, 2013, in order to be considered for inclusion in our proxy materials for that meeting.

        Requirements for Stockholder Proposals to be Brought Before an Annual Meeting.    Our bylaws provide that, for stockholder nominations to the Board or other proposals to be considered at an annual meeting outside the processes of Rule 14a-8, the stockholder must have given timely notice of the proposal or nomination in writing to the Company. To be timely for the 2014 annual meeting, a stockholder's notice must be delivered to or mailed and received by our Corporate Secretary at our principal executive offices between February 6, 2014 and March 8, 2014. A stockholder's notice to the Company must set forth, as to each matter the stockholder proposes to bring before the annual meeting, the information required by our bylaws. We will not entertain any proposals or nominations at the Annual Meeting that do not meet the requirements set forth in our bylaws. If the stockholder does not comply with the requirements of Rule 14a-4(c)(2) under the Exchange Act, we may exercise discretionary voting authority under proxies that we solicit to vote in accordance with our best judgment on any such stockholder proposal or nomination.

Separate Copy of Annual Report or Proxy Materials

        We have adopted a procedure called "householding," which the SEC has approved. Under this procedure, we are delivering a single copy of the Notice and, if requested, this Proxy Statement and our annual report for the year ended December 31, 2012 ("Annual Report") to multiple stockholders who share the same address unless we have received contrary instructions from one or more of the stockholders. This procedure reduces the Company's printing costs, mailing costs and fees. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, we will deliver promptly a separate copy of the Notice and, if applicable, this Proxy Statement and the Annual Report to any stockholder at a shared address to which we delivered a single copy of these documents. To receive a separate copy of the Notice and, if applicable, this Proxy Statement or Annual Report, write to Investor Relations at Clean Energy Fuels Corp., 3020 Old Ranch Parkway, Suite 400, Seal Beach, CA 90740 or call 562-493-2804. Stockholders who share an address and receive multiple copies of our Annual Report and proxy materials may also request to receive a single copy following the instructions above.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table shows the amount of common stock beneficially owned on March 18, 2013 (unless otherwise indicated) by holders of more than 5% of the outstanding shares of any class of our voting securities, other than with respect to Mr. Boone Pickens (one of our founders and a member of our Board) whose ownership is included in the second table below.

        We have determined beneficial ownership as shown in the following two tables in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the two tables below have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to applicable community property laws.

        Applicable percentage ownership as shown in the following two tables is based on 88,511,388 shares of common stock outstanding on March 18, 2013. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed as outstanding shares of common stock (i) subject to options held by that person that are currently exercisable or exercisable within 60 days of March 18, 2013 and, (ii) underlying convertible notes held by that person. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

Name and Address of Beneficial Owner	Common Stock Beneficially Owned	Percent of Common Stock Outstanding
Chesapeake Energy Corporation(1) 6100 North Western Avenue Oklahoma City, OK 73118	7,329,112	7.73%
Entities affiliated with Temasek Holdings (Private) Limited(2) 60B Orchard Road, #06 - 18 Tower 2 The Atrium@Orchard Singapore 238891	6,341,090	6.78%
Entities affiliated with RRJ Capital Ltd(3) Scotia Centre (P.O. Box 268) Grand Cayman KY1-1104, Cayman Islands	4,666,667	5.01%

(1)
Based on a Schedule 13G filed on February 14, 2013, as of December 31, 2012, Chesapeake Energy Corporation ("Chesapeake") may be deemed to beneficially own (i) an aggregate of 1,000,000 shares and (ii) $100,000,000 of principal amount of two 7.5% convertible notes due 2016 ("2016 Convertible Notes"), which may be converted into not more than 6,329,112 shares of common stock. The securities described in the foregoing sentence are directly owned by Chesapeake NG Ventures Corporation. Chesapeake NG Ventures Corporation is wholly owned by Chesapeake Energy Corporation, a publicly traded company listed on the New York Stock Exchange.

(2)
Based on a Schedule 13G filed on February 6, 2013, as of December 31, 2012, Temasek Holdings (Private) Limited ("Temasek Holdings") may be deemed to beneficially own (i) an aggregate of 1,341,090 shares of common stock and (ii) $75,000,000 of principal amount of the 2016 Convertible Notes, which may be converted into not more than 5,000,000 shares of common stock. The shares beneficially owned by Temasek Holdings include: (i) 916,090 shares of common stock directly held by Lionfish Investments Pte. Ltd. ("Lionfish"), (ii) $10,000,000 of principal amount of the 2016 Convertible Notes directly held by Lionfish, which may be converted into not more than 666,667 shares of common stock, (iii) $41,000,000 of principal amount of the 2016 Convertible Notes directly held by Springleaf Investments Pte. Ltd. ("Springleaf"), which may be converted into not more than 2,733,333 shares of common stock, (iv) 425,000 shares of common stock directly held by Baytree Investments (Mauritius) Pte Ltd ("Baytree"), and (v) $24,000,000 of principal amount of the 2016 Convertible Notes directly held by Baytree, which may be converted into not more than 1,600,000 shares of common stock. Springleaf is indirectly wholly owned by Tembusu Capital Pte. Ltd ("Tembusu") and Lionfish is controlled by Tembusu through an indirectly wholly owned sole general partner of a limited partnership that indirectly owns Lionfish. Baytree is indirectly wholly owned by Temasek Capital (Private) Limited ("Temasek Capital"). Temasek Capital and Tembusu are wholly owned by Temasek Holdings. Springleaf, Lionfish and Baytree expressly disclaim beneficial ownership over the securities directly owned by the other. Temasek Capital and Tembusu expressly disclaim beneficial ownership over the securities deemed to be beneficially owned by the other.

(3)
Based on a Schedule 13G filed on January 28, 2013 reflecting beneficial ownership as of December 31, 2012 and other information available to us, each of RRJ Capital Ltd ("RRJ Capital"), RRJ Capital Master Fund I, L.P. ("RRJ CM Fund I") and Greenwich Asset Holding Ltd ("Greenwich") may be deemed to beneficially own $70,000,000 of principal amount of the 2016 Convertible Notes directly owned by Greenwich, which may be converted into not more than 4,666,667 shares of common stock. Greenwich is wholly owned by RRJ CM Fund I. RRJ Capital is the general partner of RRJ CM Fund I. RRJ Capital, through its board of directors, exercises investment discretion for RRJ CM Fund I. RRJ Capital is wholly owned by Mr. Richard Ong. Properon International Limited ("Properon") directly owns 59,762 shares of common stock. Properon is wholly owned by Mr. Richard Ong. Properon disclaims beneficial ownership of the $70,000,000 principal amount of 2016 Convertible Notes held directly by Greenwich and beneficially owned by RRJ Capital and RRJ CM Fund I. Mr. Ong specifically disclaims beneficial ownership in the 2016 Convertible Notes, except to the extent of his pecuniary interest therein, because the board of directors of RRJ Capital, which consists of six directors, exercises investment discretion for RRJ CM Fund I. Each of RRJ Capital, RRJ CM Fund I and Greenwich expressly disclaims beneficial ownership of the common stock directly owned by Properon.

        The following table presents information concerning the beneficial ownership of the shares of our common stock as of March 18, 2013 by:

  •
  each of our named executive officers and current directors; and

  •
  all of our named executive officers and directors as a group.

        The address of each beneficial owner listed in the table is c/o Clean Energy Fuels Corp., 3020 Old Ranch Parkway, Suite 400, Seal Beach, CA 90740.

	Common Shares Beneficially Owned
Name of Beneficial Owner	Number	%
Directors and Named Executive Officers:
Boone Pickens(1)	18,791,520	21.08%
Andrew J. Littlefair(2)	1,815,739	2.02%
James N. Harger(3)	1,243,357	1.39%
Richard R. Wheeler(4)	661,653	*
Mitchell W. Pratt(5)	933,106	1.04%
Barclay F. Corbus(6)	549,332	*
John S. Herrington(7)	364,406	*
Warren I. Mitchell(8)	288,015	*
Kenneth M. Socha(9)	167,048	*
James C. Miller III(10)	115,156	*
Vincent C. Taormina(11)	190,315	*
James E. O'Connor(12)	28,000	*
All current officers and directors as a group (11 persons)(13)	25,147,647	26.68%

*
Represents less than 1%.

(1)
Beneficial ownership includes: (a) 651,800 options exercisable within 60 days of March 18, 2013. As of March 18, 2013, 18,037,720 shares held by Mr. Pickens are pledged as collateral to financial institutions.

(2)
Beneficial ownership includes 1,417,690 shares subject to options exercisable within 60 days of March 18, 2013.

(3)
Beneficial ownership includes 866,209 shares subject to options exercisable within 60 days of March 18, 2013. 820,009 of the 866,209 shares subject to options exercisable within 60 days of March 18, 2013 are held by The Harger Family Trust, over which Mr. Harger possesses voting and investment control.

(4)
Beneficial ownership includes 626,209 shares subject to options exercisable within 60 days of March 18, 2013.

(5)
Beneficial ownership includes 811,209 shares subject to options exercisable within 60 days of March 18, 2013. 695,323 of the 811,209 shares subject to options exercisable within 60 days of March 18, 2013 are held by the Pratt Family Trust, over which Mr. Pratt possesses voting and investment control.

(6)
Beneficial ownership includes 526,653 shares subject to options exercisable within 60 days of March 18, 2013.

(7)
Beneficial ownership includes 222,415 shares subject to options exercisable within 60 days of March 18, 2013. 142,361 of the 222,415 shares subject to options exercisable within 60 days of March 18, 2013 are held by the J&L Herrington 2002 Family Trust, over which Mr. Herrington possesses voting and investment control.

(8)
Beneficial ownership includes 247,915 shares subject to options exercisable within 60 days of March 18, 2013.

(9)
Beneficial ownership includes 101,438 shares subject to options exercisable within 60 days of March 18, 2013.

(10)
Beneficial ownership includes 110,156 shares subject to options exercisable within 60 days of March 18, 2013.

(11)
Beneficial ownership includes 142,415 shares subject to options exercisable within 60 days of March 18, 2013.

(12)
Beneficial ownership includes 25,000 shares subject to options exercisable within 60 days of March 18, 2013.

(13)
Beneficial ownership includes 5,749,109 shares subject to options exercisable within 60 days of March 18, 2013.

 PROPOSAL NO. 1
ELECTION OF DIRECTORS

        Our Board, acting pursuant to our bylaws, has determined that the number of directors constituting the full Board shall be eight at the present time. The Board has, upon recommendation of our nominating and corporate governance committee, nominated Andrew J. Littlefair, Warren I. Mitchell, John S. Herrington, James C. Miller III, James E. O'Connor, Boone Pickens, Kenneth M. Socha and Vincent C. Taormina for reelection as members of the Board.

        Each of the nominees is currently a director of our Company. Each newly elected director will serve a one-year term until the next annual meeting of stockholders or until his successor is duly qualified and elected. During the course of a term, the Board may appoint a new director to fill any vacant spot, including a vacancy caused by an increase in the size of the Board. The new director will complete the term of the director he or she replaced. Each person nominated for election has agreed to serve if elected, and we have no reason to believe that any nominee will be unable to serve. However, if any nominee cannot serve, then your proxy will be voted for another nominee proposed by the Board, or if no nominee is proposed by the Board, a vacancy will occur.

        We, as a matter of policy, encourage our directors to attend meetings of stockholders, and in 2012, all of our directors attended our annual meeting. There are no family relationships between any nominees or executive officers of our Company, and there are no arrangements or understandings between any nominee and any other person pursuant to which such nominee was or is selected as a director or nominee.

Nominees for Director

        You are being asked to vote on the eight director nominees listed below. Unless otherwise instructed, the proxy holders will vote the proxies received by them for these eight nominees. All of our nominees for director are current members of our Board. The names of the director nominees, their ages as of January 31, 2013, and other information about them are shown below.

Name of Director Nominee	Age	Position
Andrew J. Littlefair	52	President, Chief Executive Officer and Director
Warren I. Mitchell	75	Chairman of the Board
John S. Herrington	73	Director
James C. Miller III	70	Director
James E. O'Connor	63	Director
Boone Pickens	84	Director
Kenneth M. Socha	66	Director
Vincent C. Taormina	57	Director

        Andrew J. Littlefair, one of our founders, has served as our President, Chief Executive Officer and a director since June 2001. From 1996 to 2001, Mr. Littlefair served as President of Pickens Fuel Corp. From 1987 to 1996, Mr. Littlefair served in various management positions at Mesa, Inc., an energy company of which Boone Pickens was Chief Executive Officer. From 1983 to 1987, Mr. Littlefair served in the Reagan Administration as a Staff Assistant to the President. Mr. Littlefair served as Chairman of NGV America, the leading U.S. advocacy group for natural gas vehicles, from March 1993 to March 2011. Mr. Littlefair served on the board of directors of Westport Innovations Inc., a Canadian company publicly traded on the NASDAQ Global Market, from 2007 to June 2010, and since 2009 has served on the board of directors of Hilltop Holdings Inc. (formerly PlainsCapital Corporation), a reporting company under the Exchange Act. Mr. Littlefair earned a B.A. from the University of Southern California.

        Warren I. Mitchell has served as our Chairman of the Board and a director since May 2005. For over 40 years until his retirement in 2000, Mr. Mitchell worked in various positions at Southern California Gas Company, including as President beginning in 1990 and Chairman beginning in 1996. Mr. Mitchell currently serves on the board of directors of The Energy Coalition, a non-profit organization devoted to education on energy management, and on the board of directors of a privately held technology company. Mr. Mitchell earned a B.S. and an M.B.A. from Pepperdine University.

        John S. Herrington has served as a director of our Company since November 2005. For over a decade, Mr. Herrington has been a self-employed businessman and attorney-at-law. From 1985 to 1989, Mr. Herrington served as the U.S. Secretary of Energy, and from 1983 to 1985, Mr. Herrington served as Assistant to the President for presidential personnel in the Reagan Administration. From 1981 to 1983, Mr. Herrington served as Deputy Assistant to the President and Assistant Secretary of the Navy. Mr. Herrington earned an A.B. from Stanford University and a J.D. and an LL.B. from the University of California, Hastings College of the Law.

        James C. Miller III has served as a director of our Company since May 2006. Mr. Miller served on the board of governors of the United States Postal Service from April 2003 to December 2011, and as its chairman from January 2005 to 2008. Mr. Miller has served on the boards of directors of the Washington Mutual Investors Fund since October 1992 and the J.P. Morgan Value Opportunities Fund since December 2001. From 1981 to 1985, Mr. Miller was Chairman of the U.S. Federal Trade Commission in the Reagan Administration, and also served as Director of the U.S. Office of Management and Budget from 1985 to 1988. Mr. Miller served on the board of directors of FLYI, Inc., formerly Atlantic Coast Airlines, Inc., a Delaware company publicly traded on the NASDAQ Global Market from 2004 to 2006. Mr. Miller earned a B.B.A. from the University of Georgia and a Ph.D. from the University of Virginia.

        James E. O'Connor has served as a director of the Company since September 2011. Mr. O'Connor has more than 30 years of experience in the waste industry. He was most recently a senior executive at Republic Services where he served as Chief Executive Officer from December 1998 to January 2011 and as Chairman of the Board from January 2003 to May 2011. From 1972 to 1978 and from 1982 to 1998, Mr. O'Connor served in various positions with Waste Management, Inc., including Senior Vice President from 1997 to 1998, Area President of Waste Management of Florida, Inc. from 1992 to 1997, Senior Vice President of Waste Management—North America from 1991 to 1992 and Vice President—Southeastern Region from 1987 to 1991. Mr. O'Connor is currently a member of the Board of Directors of the Canadian National Railway Company, a Canadian company publicly traded on the New York Stock Exchange. Mr. O'Connor earned a B.A. from DePaul University.

        Boone Pickens has served as a director of our Company since June 2001 and founded Pickens Fuel Corp. in 1996. Mr. Pickens has served as the Chairman and Chief Executive Officer of BP Capital, L.P. since he founded the company in 1996, and is also active in management of the BP Capital Equity Fund and BP Capital Commodity Fund, which are privately held investment funds. Mr. Pickens also serves on the board of directors of EXCO Resources, Inc., a publicly traded energy company. Mr. Pickens was the founder of Mesa Petroleum Company, an oil and gas company, and served as Chief Executive Officer and a director of it and its successors from 1956 to 1996. Mr. Pickens earned a B.S. from Oklahoma State University.

        Kenneth M. Socha has served as a director of our Company since January 2003. Since 1995, Mr. Socha has served as a Senior Managing Director of Perseus, L.L.C. and its predecessors, a private equity fund management company. Previously, Mr. Socha practiced corporate and securities law as a partner in the New York office of Dewey Ballantine. Mr. Socha served on the board of directors of Westport Innovations Inc., a Canadian company publicly traded on the NASDAQ Global Market from 2006 to 2007. Mr. Socha earned an A.B. from the University of Notre Dame and a J.D. from Duke University Law School.

        Vincent C. Taormina has served as a director of our Company since April 2008. Mr. Taormina is the former Chief Executive Officer of Taormina Industries, Inc., one of California's largest solid waste and recycling companies. In 1997, Taormina Industries merged with Republic Services, a publicly-held waste handling company that operates throughout the United States. Mr. Taormina served as Regional Vice-President of Republic Services from 1997 to 2001, managing the overall operations of eleven western states. Since 2001, Mr. Taormina has served and continues to serve as a consultant to Republic Services and operates his own investment company. Mr. Taormina is a past President of the Orange County Solid Waste Management Association, past President Elect of the California Refuse Removal Council and a former board member of the Waste Recyclers Council for the National Solid Waste Management Board.

Required Vote and Board Recommendation

        Directors will be elected by a plurality of the votes cast on this proposal by shares present in person or represented by proxy and entitled to vote on the election of directors at the Annual Meeting. The nominees who receive the highest number of votes of the votes cast by shares of common stock present in person or represented by proxy at the Annual Meeting will be elected. Abstentions and broker non-votes, if any, will have no impact on the election of directors.

OUR BOARD RECOMMENDS A VOTE "FOR" THE ELECTION
TO THE BOARD OF EACH OF THESE NOMINEES

 PROPOSAL NO. 2
RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We are asking you to ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013. KPMG LLP has audited our financial statements annually since 2001. Representatives of KPMG LLP are expected to be at the Annual Meeting to answer any questions and make a statement should they choose to do so.

        Although our bylaws do not require that our stockholders approve the appointment of our independent registered public accounting firm, our Board is submitting the selection of KPMG LLP as our independent registered public accounting firm to our stockholders for ratification as a matter of good corporate practice. If our stockholders vote against the ratification of KPMG LLP, our Board will reconsider whether to retain the firm. Even if our stockholders ratify the appointment, our Board may choose to appoint a different independent registered public accounting firm at any time during the year if our Board determines that such a change would be in the best interests of our Company and our stockholders.

Independent Registered Public Accounting Firm Fees and Services

        The following table presents fees for the audit of our annual financial statements as of and for the fiscal years ended December 31, 2011 and December 31, 2012, and fees billed for other services rendered by KPMG LLP during those periods.

	2011($)	2012($)
Audit Fees(1)	918,000	1,095,000
Audit Related Fees(2)	—
Tax Fees(3)	341,434	365,000
All Other Fees(4)	—

Total	1,259,434	1,460,000

(1)
Audit Fees consist of fees billed for professional services rendered for the audit of our consolidated annual financial statements and review of the interim consolidated financial statements included in quarterly reports, the audit of our internal control over financial reporting, audits of stand-alone financial statements of certain of our subsidiaries, professional services rendered in connection with our filing of various registration statements (i.e., Form S-8 and Form S-3 registration statements, including related comfort letters) and other professional services that are normally provided by KPMG LLP in connection with statutory and regulatory filings or engagements.

(2)
Audit Related Fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under Audit Fees. During fiscal years 2011 and 2012 there were no such services rendered to us by KPMG LLP.

(3)
Tax Fees consist of fees billed for professional services rendered for tax compliance, tax advice and tax planning (domestic and international). These services include assistance regarding federal, state and international tax compliance, acquisitions and international tax planning.

(4)
All Other Fees consist of fees for products and services other than the services reported above. During fiscal years 2011 and 2012 there were no such services rendered to us by KPMG LLP.

Pre-Approval Policies and Procedures

        As a matter of policy, all audit and non-audit services provided by our independent registered public accounting firm are approved in advance by the audit committee of the Board, which considers whether the provision of non-audit services is compatible with maintaining such firm's independence. All services provided by KPMG LLP during fiscal years 2011 and 2012 were pre-approved by the audit committee. The audit committee has considered the role of KPMG LLP in providing services to us for the fiscal year ended December 31, 2012, and has concluded that such services are compatible with their independence as our auditors.

Required Vote and Board Recommendation

        Ratification of KPMG LLP as our independent registered public accounting firm requires the affirmative vote of the majority of the votes cast on this proposal by shares present in person or represented by proxy at the Annual Meeting. Accordingly, abstentions and broker non-votes, if any, will have no impact on the outcome of the vote for this proposal.

        OUR BOARD RECOMMENDS A VOTE "FOR" RATIFICATION
OF KPMG LLP AS OUR
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

 PROPOSAL NO. 3
ADVISORY, NON-BINDING VOTE TO APPROVE EXECUTIVE COMPENSATION

        The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, enables our stockholders to vote to approve, on an advisory, non-binding basis, the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with the SEC's compensation disclosure rules.

        As described in detail under the heading "Compensation Discussion and Analysis," our executive compensation programs are designed to align the interests of our named executive officers with the interests of our stockholders, to encourage retention and reward individual responsibility and productivity, and to achieve the Company's corporate objectives without promoting excessive or unnecessary risk-taking. Under these programs, our named executive officers' compensation is based on the performance of the individual and of the Company, the role the individual plays in executing our strategic plan, the seniority of the individual, the functional role of the position, the level of responsibility associated with the position, the individual's long-term commitment to the Company, the available pool of individuals with similar skills and the Company's business judgment. Please read the "Compensation Discussion and Analysis" beginning on page 28 for additional details about our executive compensation programs.

        We are asking our stockholders to indicate their support for our named executive officer compensation as described in this Proxy Statement. We believe that the compensation of our named executive officers is appropriate and serves to both incentivize and retain our highly skilled executive leadership team. Retaining and motivating our key executives is crucial to our success. This proposal, commonly known as a "say-on-pay" proposal, gives our stockholders the opportunity to indicate whether they approve of our named executive officers' compensation. This vote is not intended to address any specific element of compensation, but rather relates to the overall compensation of our named executive officers and the philosophy, policies and practices described in this Proxy Statement in accordance with the SEC's compensation disclosure rules. Accordingly, we will ask our stockholders to vote "FOR" the following resolution at the Annual Meeting:

        "RESOLVED, that the Company's stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company's Proxy Statement for the 2013 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosure."

        The say-on-pay vote is being provided as required by Section 14A of the Exchange Act and is advisory, and therefore not binding on the Company, the compensation committee or our Board. Our Board and our compensation committee value the opinions of our stockholders, and to the extent there is any significant vote against the named executive officer compensation as disclosed in this Proxy Statement, we will consider our stockholders' concerns and the compensation committee will evaluate whether any actions are necessary to address those concerns.

Required Vote and Board Recommendation

        The proposal to approve, on an advisory, non-binding basis, the compensation of our named executive officers, as disclosed in this Proxy Statement in accordance with the SEC's compensation disclosure rules, requires the affirmative vote of the majority of the votes cast on this proposal by shares present in person or represented by proxy at the Annual Meeting. Accordingly, abstentions and broker non-votes, if any, will have no impact on the outcome of the vote for this proposal.

OUR BOARD RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE COMPENSATION OF
OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT
PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF THE SEC.

 PROPOSAL NO. 4
APPROVAL OF THE COMPANY'S EMPLOYEE STOCK PURCHASE PLAN

General

        The stockholders are being asked to approve the Company's Employee Stock Purchase Plan (the "ESPP") and the reservation of 2,500,000 shares for issuance under the ESPP. The purpose of the ESPP is to allow the Company to provide eligible employees of the Company and its subsidiaries with the opportunity to purchase common stock of the Company at a discount from the then current market price through payroll deductions. The ESPP, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Sections 421 and 423 of the Internal Revenue Code of 1986, as amended (the "Code").

        The Company's ESPP was adopted by the Board of Directors on February 13, 2013. Under the ESPP, eligible employees may authorize payroll deductions of up to 10% of eligible compensation for the purchase of common stock during each purchase period.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE ESPP AND THE RESERVATION OF 2,500,000 SHARES FOR ISSUANCE UNDER THE ESPP.

        A general description of the ESPP is set forth below. This description is qualified in its entirety by the terms of the ESPP, a copy of which is attached to this Proxy Statement as Appendix A.

Administration

        It is anticipated the compensation committee will serve as the Plan Administrator, and as such will have full authority to adopt such rules and procedures as it may deem necessary for proper plan administration and to interpret the provisions of the ESPP.

Shares Available Under the ESPP

        A total of 2,500,000 shares of common stock are authorized for purchase over the term of the ESPP, subject to adjustment in the event of a stock split, stock dividend, combination or reclassification or similar event.

Offering Periods

        The ESPP is expected to be implemented through two offering periods per calendar year, with each offering period lasting six months. The Plan Administrator may alter the duration of future offering periods in advance without stockholder approval. Each participant is granted a separate purchase right to purchase shares of common stock for each offering period in which he or she participates. Purchase rights under the ESPP are granted on the start date of each offering period in which the participant participates and are automatically exercised on the last day of the offering period. Each purchase right entitles the participant to purchase the whole number of shares of common stock obtained by dividing the participant's payroll deductions for the offering period by the purchase price in effect for such period.

Eligibility

        Except as described in this paragraph with respect to certain foreign employees, all employees of the Company and its subsidiaries are eligible to participate in the ESPP, except that the Plan Administrator may exclude from an offering period any individual who is regularly expected to work less than twenty hours per week or less than five months per calendar year in the employ of the Company or any subsidiary, or has not been employed for such continuous period as the Plan Administrator may require (not to exceed two years). An eligible employee may only join an offering period on the start date of that period. Subsidiaries include any subsidiary corporation of the Company, whether now existing or hereafter organized, which elects, with the approval of the Plan Administrator, to extend the benefits of the ESPP to their eligible employees. Employees who are citizens or residents of a non-U.S. jurisdiction (without regard to whether he or she is also a citizen of the United States or a resident alien (within the meaning of Section 7701(b)(1)(A) of the Code)) are ineligible to participate in the ESPP if his or her participation is prohibited under the laws on the applicable non-U.S. jurisdiction or if complying with the laws of the applicable non-U.S. jurisdiction would cause the ESPP or an offering to violate Section 423 of the Code.

        As of March 18, 2013, five executive officers and approximately five-hundred and thirty other employees were expected to be eligible to participate in the ESPP.

Purchase Provisions

        Each participant in the ESPP may authorize periodic payroll deductions that may not exceed the lesser of (i) 10% of his or her compensation, which is defined in the ESPP to include his or her regular base salary in effect at the beginning of the offering period, exclusive of any payments for overtime, bonuses, annual awards, other incentive payments, reimbursements of expense allowances, fringe benefits (cash or non-cash), moving expenses, deferred compensation, or contributions (other than contributions under a 401(k) or cafeteria plan) and (ii) such lesser amount determined by the Plan Administrator per offering period. A participant may increase or reduce his or her rate of payroll deductions during an offering period.

        On the last day of each offering period, the accumulated payroll deductions of each participant are automatically applied to the purchase of shares of common stock at the purchase price in effect for that period.

Purchase Price

        The purchase price per share at which common stock is purchased on the participant's behalf for each offering period is equal to 85% of the fair market value per share of the common stock on the last day of the offering period.

Valuation

        The fair market value of the common stock on a given date is the closing sales price of the common stock on the NASDAQ Global Select Market as of such date. As of March 18, 2013, the fair market value of a share of the Company's common stock as reported on the NASDAQ Global Select Market was $14.25.

Special Limitations

        The ESPP imposes certain limitations upon a participant's right to acquire common stock, including the following limitations:

  •
  No purchase right may be granted to any individual who owns stock (including stock purchasable under any outstanding options or purchase rights) possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or any of its affiliates.

  •
  No purchase right granted to a participant may permit such individual to purchase common stock at a rate greater than $25,000 worth of such common stock (valued at the time such purchase right is granted) for each calendar year.

Termination of Purchase Rights

        A participant's purchase right immediately terminates upon such participant's loss of eligible employee status, and his or her accumulated payroll deductions for the offering period in which the purchase right terminates are refunded. A participant may withdraw from an offering period by giving advance notice prior to the end of that period and his or her accumulated payroll for the offering period in which withdrawal occurs shall be refunded.

Assignability

        No purchase right will be assignable or transferable (other than by will or the laws of descent and distribution) and will be exercisable only by the participant.

Corporate Transaction

        In the event of the proposed dissolution or liquidation of the Company, the then-current offering period will terminate immediately prior to the consummation of such dissolution or liquidation, unless otherwise provided by the Plan Administrator. In the event of a proposed sale of all or substantially all of the assets of the Company, certain mergers, an acquisition of a controlling interest in the Company or a change in the composition of a majority of the Board following a contested election (each, a "Corporate Transaction") during an offering period, all outstanding purchase rights shall be assumed by the successor corporation (or a parent or subsidiary thereof), unless the Plan Administrator determines, in its sole discretion, to shorten the offering period then in-effect to a new purchase date. If the Plan Administrator shortens the offering period then in progress to a new purchase date, the Plan Administrator will provide notice to each participant that (i) his or her purchase right will be automatically exercised on the new purchase date or (ii) the Company will pay to him or her, on the new purchase date, cash, cash equivalents, or property as determined by the Plan Administrator that is equal to the difference in the fair market value of the shares of common stock covered by his or her purchase right and the purchase price due had the purchase right been automatically exercised on the new purchase date.

Changes in Capitalization

        In the event any change is made to the outstanding shares of common stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change in corporate structure effected without the Company's receipt of consideration, appropriate adjustments will be made to (i) the maximum number of securities issuable under the ESPP, including the maximum number of securities issuable per participant on any one purchase date and (ii) the number of securities subject to each outstanding purchase right and the purchase price payable per share thereunder.

Amendment and Termination

        The ESPP will terminate upon the earlier to occur of (i) ten years following the date of the original adoption of the ESPP or (ii) the date on which all purchase rights are exercised in connection with a Corporate Transaction.

        The Plan Administrator may at any time terminate or amend the ESPP. To the extent necessary to comply with Section 423 of the Code (or any successor rule or provision or any other applicable law), the Company shall obtain stockholder approval in such a manner and to such a degree as may be required.

New Plan Benefits

        Because the number of shares of common stock issued under the ESPP depends on the level of participation by its participants, we cannot determine the number of shares of common stock that may be awarded in the future to eligible employees.

Federal Income Tax Consequences

        The ESPP is intended to be an "employee stock purchase plan" within the meaning of Section 423 of the Code. Under a plan which so qualifies, no taxable income will be recognized by a participant, and no deductions will be allowable to the Company, in connection with the grant or exercise of an outstanding purchase right.

        Taxable income will not be recognized until there is a sale or other disposition of the shares acquired under the ESPP or in the event the participant should die while still owning the purchased shares.

        If the participant sells or otherwise disposes of the purchased shares within two years after the start date of the offering period in which such shares were acquired or within one year after the actual purchase date of those shares, then the participant will recognize ordinary income in the year of such sale or disposition equal to the amount by which the fair market value of the shares on the purchase date exceeded the purchase price paid for those shares, and the Company will be entitled to an income tax deduction, for the taxable year in which such sale or disposition occurs, equal in amount to such excess.

        If the participant sells or disposes of the purchased shares more than two years after the start date of the offering period in which such shares were acquired and more than one year after the actual purchase date of those shares, then the participant will recognize ordinary income in the year of such sale or disposition equal to the lesser of (i) the amount by which the fair market value of the shares on the sale or disposition date exceeds the purchase price paid for those shares or (ii) 15% of the fair market value of the shares on the start date of the offering period, and any additional gain upon the disposition will be taxed as long-term capital gain. The Company will not be entitled to any income tax deduction with respect to such sale or disposition.

        If the participant still owns the purchased shares at the time of his or her death, the lesser of (i) the amount by which the fair market value of the shares on the date of death exceeds the purchase price and (ii) 15% of the fair market value of the shares on his or her entry date into the offering period in which those shares were acquired will constitute ordinary income in the year of death.

Required Vote and Board Recommendation

        Adoption of an ESPP requires the affirmative vote of the majority of the votes cast on this proposal by shares present in person or represented by proxy at the Annual Meeting. Accordingly, abstentions and broker non-votes, if any, will have no impact on the outcome of the vote for this proposal.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE ESPP AND THE RESERVATION OF 2,500,000 SHARES FOR ISSUANCE UNDER THE ESPP.

CORPORATE GOVERNANCE

Director Independence

        Our Board has determined that Messrs. Mitchell, Herrington, Miller, O'Connor, Socha and Taormina meet the independence requirements under NASDAQ Marketplace Rule 5605(a)(2). In the course of determining whether Messrs. Mitchell, Herrington, Miller, O'Connor, Socha and Taormina were independent under NASDAQ Marketplace Rule 5605(a)(2), the Board considered the following transactions, relationships and arrangements not required to be disclosed in "Certain Relationships and Related Party Transactions":

  •
  With respect to Mr. Mitchell, the Board considered that Mr. Mitchell is an investor in certain funds controlled by Mr. Pickens.

  •
  With respect to Mr. Herrington, the Board considered that Mr. Herrington is an investor in certain funds controlled by Mr. Pickens.

  •
  With respect to Mr. O'Connor, the Board considered his role as the former Chairman and Chief Executive Officer of Republic Services, a customer of the Company. The Board also considered that, pursuant to the terms of the retirement agreement he executed with Republic Services, Mr. O'Connor will receive certain future payments from Republic Services.

  •
  With respect to Mr. Taormina, the Board considered his business relationships, including his consulting arrangement with Republic Services, a customer of the Company.

Board Structure

        The Board has determined that our current structure of separating the roles of Chief Executive Officer and Chairman of the Board is in the best interests of the Company and our stockholders. Mr. Mitchell has served as Chairman of the Board since May 2005 and Mr. Littlefair has been the Chief Executive Officer of the Company since June 2001. As Chairman of the Board, Mr. Mitchell focuses on organizing Board activities to enable the Board to effectively provide guidance to and oversight and accountability of management. The Chairman of the Board, among other things, creates and maintains an effective working relationship with the Chief Executive Officer and other members of management and with the other members of the Board, provides the Chief Executive Officer ongoing direction as to Board needs, interests and opinions, and assures that the Board agenda is appropriately directed toward significant matters of the Company. Separating the roles of Chairman and Chief Executive Officer allows Mr. Littlefair, as Chief Executive Officer, to focus on carrying out the day to day direction and long term strategic goals of the Company.

        The functions of the Board are carried out by the full Board and, when delegated, by the Board committees. Each director is a full and equal participant in the major strategic and policy decisions of our Company.

Board Committees

        We have an audit committee, compensation committee, nominating and corporate governance committee, derivative committee and stock option committee. Our Board also creates committees from time to time to approve financing transactions or other significant corporate transactions. Our Board and audit committee generally meet at least quarterly and our other committees meet on an as-needed basis. Each of the Board committees has the composition and responsibilities described below. Current copies of the charters of the audit committee, the compensation committee and the nominating and corporate governance committee, which have been adopted by the Board, are publicly available on our website at http://investors.cleanenergyfuels.com/governance.cfm.

        Audit committee.    Our audit committee consists of three directors, John S. Herrington, James C. Miller III and Vincent C. Taormina, all of whom our Board determined to be independent under SEC Rule 10A-3(b)(1) and NASDAQ Marketplace Rule 5605(a)(2). The audit committee held four meetings in fiscal 2012. The chair of the audit committee is Mr. Miller. Mr. Miller qualifies as an "audit committee financial expert" under the rules of the SEC. The Board determined that each audit committee member has sufficient knowledge in reading and understanding the Company's financial statements to serve on the audit committee. The functions of this committee include:

  •
  selecting and overseeing the engagement of a firm to serve as an independent registered public accounting firm to audit our financial statements;

  •
  helping to ensure the independence of our independent registered public accounting firm;

  •
  discussing the scope and results of the audit with our independent registered public accounting firm;

  •
  developing procedures for employees to anonymously submit concerns about questionable accounting or audit matters;

  •
  meeting with our independent registered public accounting firm and our management to consider the adequacy of our internal accounting controls and audit procedures; and

  •
  approving all audit and non-audit services to be performed by our independent registered public accounting firm.

        We believe that the composition of our audit committee meets the criteria for independence under, and the functioning of our audit committee complies with the applicable requirements of, the Sarbanes Oxley Act of 2002 and NASDAQ and SEC rules, including the requirement that the audit committee have at least one qualified financial expert.

        Compensation committee.    Our compensation committee consists of four directors, John S. Herrington, Warren I. Mitchell, James E. O'Connor and Kenneth M. Socha, all of whom our Board determined to be independent under NASDAQ Marketplace Rule 5605(a)(2). The compensation committee held six meetings in fiscal 2012. The chair of the compensation committee is Mr. Mitchell. The functions of this committee include:

  •
  determining the compensation of our executive officers, including annual cash bonuses and related performance criteria;

  •
  administering our stock and equity incentive plans;

  •
  reviewing and, as it deems appropriate, recommending to our Board, policies, practices, and procedures relating to the compensation of our directors, officers, and other managerial employees and the establishment and administration of our employee benefit plans; and

  •
  advising and consulting with our officers regarding managerial personnel and development.

        We believe that the composition of our compensation committee meets the criteria for independence under, and the functioning of our compensation committee complies with the applicable requirements of, NASDAQ and SEC rules.

        Nominating and corporate governance committee.    Our nominating and corporate governance committee consists of four directors, John S. Herrington, James E. O'Connor, Kenneth M. Socha, and Vincent C. Taormina, all of whom our Board determined to be independent under NASDAQ Marketplace Rule 5605(a)(2). The nominating and corporate governance committee held two meetings in fiscal 2012. The chair of the nominating and corporate governance committee is Mr. Herrington. The functions of this committee include:

  •
  establishing standards for service on our Board;

  •
  identifying, evaluating and recommending nominees to our Board and committees of our Board;

  •
  conducting searches for appropriate directors;

  •
  evaluating the performance of our Board and of individual directors;

  •
  considering and making recommendations to the Board regarding the size and composition of the board and its committees;

  •
  reviewing developments in corporate governance practices; and

  •
  evaluating the adequacy of our corporate governance practices and reporting.

        We believe that the composition of our nominating and corporate governance committee meets the criteria for independence under, and the functioning of our nominating and corporate governance committee complies with the applicable requirements of, NASDAQ and SEC rules.

        Derivative committee.    Our derivative committee consists of three directors, Andrew J. Littlefair, James C. Miller III and Warren I. Mitchell. The derivative committee did not meet in fiscal 2012. The chair of the derivative committee is Mr. Littlefair. The functions of this committee include:

  •
  formulating derivative strategy and directing derivative activities;

  •
  engaging and meeting with advisors regarding derivative activities and strategies; and

  •
  making recommendations to the Board regarding derivative strategy and activity.

        Stock option committee.    Our stock option committee consists of two directors, Andrew J. Littlefair and Warren I. Mitchell. Subject to certain restrictions, this committee is authorized to grant stock options under our Amended and Restated 2006 Equity Incentive Plan ("2006 Plan") to new employees of the Company. In 2012, the stock option committee acted by written consent two times.

Meetings of the Board

        During fiscal 2012, our Board held five meetings and each director attended at least 80% of all meetings of the Board and applicable committees during the periods that he served. Our independent directors typically hold at least two executive sessions without management present each year.

The Board's Role in Risk Oversight

        The Board and each of the Board committees regularly discuss risks confronting our business in the context of their respective review and approval of corporate financial risk management, corporate strategy, acquisitions, compensation, capital expenditures, derivative transactions, corporate governance and financing matters. When granting authority to management and approving business and marketing strategies, the Board considers, among other things, the risks and vulnerabilities we face. Additionally, the Board holds annual strategic planning sessions with senior management in which they review and analyze, among other items, political and legislative risk, environmental and regulatory risk, commodity based exposures and the risks associated with depending on third parties to assist in developing our industry, for example in the manufacture of heavy duty trucks and other vehicles that operate on natural gas. Our Board also regularly reviews our cash management practices, derivative exposure and budget variance. Members of management prepare regular reports for the Board which are reviewed at Board meetings and address the risks confronting our business.

        As part of its oversight function, the Board monitors how management operates the Company, in part, through its committee structure as follows:

  •
  The audit committee considers risk issues associated with our overall financial reporting and disclosure process and accounting policies, and periodically meets with and receives reports from management to discuss these risks.

  •
  The compensation committee is responsible for oversight of risk associated with our compensation practices and policies.

  •
  The nominating and corporate governance committee is responsible for oversight of Board processes and corporate governance-related risks.

  •
  The derivative committee oversees the Company's hedging activities in an effort to minimize financial risk associated with fixed price sales contracts and hedging activity.

Code of Ethics

        We have adopted a written code of ethics, applicable to our directors, officers and employees in accordance with the rules of NASDAQ and the SEC, that sets forth standards for how we work together within the Company, how we protect the value of the Company, and how we work with customers, suppliers, and others. Uncompromising integrity and professionalism are the cornerstones of our business. Our code of ethics is designed to deter wrongdoing and to promote:

  •
  honest and ethical conduct amongst customers and colleagues;

  •
  full, fair, accurate, timely and understandable disclosure in reports and documents that we file with the SEC and in our other public communications;

  •
  compliance with applicable laws, rules and regulations, including insider trading compliance,

  •
  protection of the Company's assets and reputation;

  •
  actions in the best interest of the Company and the avoidance of conflicts of interest; and

  •
  accountability for adherence to the code and prompt internal reporting of violations of the code, including illegal or unethical behavior regarding accounting or auditing practices.

        The audit committee of our Board reviews our code of ethics periodically and may propose or adopt additions or amendments that it determines are required or appropriate. Our code of ethics is posted on our website at http://investors.cleanenergyfuels.com/governance.cfm.

Corporate Governance Guidelines

        We have adopted written corporate governance guidelines that set forth standards for director qualifications and responsibilities, Board committees, Chief Executive Officer evaluation and management succession, Board self-evaluations, Board oversight of the Company's strategic planning, and director and officer stock ownership, among other things. The nominating and corporate governance committee reviews our corporate governance guidelines periodically, and may propose or adopt additions or amendments that it determines are required or appropriate. Our corporate governance guidelines are posted on our website at http://investors.cleanenergyfuels.com/governance.cfm.

Equity Ownership by the Board

        Pursuant to stock ownership guidelines recommended by our nominating and corporate governance committee and as approved by the Board, the Chairman of the Board is required to own 10,000 shares of our common stock and each other independent director is expected to own at least 5,000 shares of our common stock during their term of service as a director. Current and future directors must attain such level of ownership by the last to occur of (i) December 13, 2017 and (ii) five years from the date of initial election to the Board. Stock options and other rights to acquire Company common stock are not counted toward satisfaction of the stock ownership requirements.

Compensation Committee Interlocks and Insider Participation

        Our compensation committee consists of Messrs. Herrington, Mitchell, O'Connor and Socha. No member of our compensation committee is a present or former executive officer or employee of the Company or any of its subsidiaries or has any relationship requiring disclosure below under "Certain Relationships and Related Party Transactions" pursuant to SEC rules. No executive officer of our Company (1) served as a member of the compensation committee (or other Board committee performing equivalent functions or, in the absence of any such committee, the entire board) of another entity, one of whose executive officers served on our Company's compensation committee, (2) served as a director of another entity, one of whose executive officers served on our Company's compensation committee, or (3) served as a member of the compensation committee (or other Board committee performing equivalent functions or, in the absence of any such committee, the entire Board) of another entity, one of whose executive officers served as a director of our Company.

Stockholder Communications with the Board

        We have adopted a formal process by which stockholders and interested parties may communicate with our Board which is available on our website at http://investors.cleanenergyfuels.com/contactboard.cfm. Communications to the Board must either be in writing and sent care of the Corporate Secretary by mail to our offices at 3020 Old Ranch Parkway, Suite 400, Seal Beach, California 90740, or delivered via e-mail to mpratt@cleanenergyfuels.com. This centralized process will assist the Board in reviewing and responding to stockholder and interested party communications in an appropriate manner. The name of any specific intended recipient should be noted in the communication. All communications (i) must be accompanied by a statement of the type and amount of the securities of our Company that the person holds, (ii) must identify any special interest, meaning an interest not in the capacity of a stockholder of our Company, of the person submitting the communication, and (iii) the address, telephone number and e-mail address, if any, of the person submitting the communication. The Board has instructed the Corporate Secretary to forward such correspondence; however, before forwarding any correspondence, the Board has also instructed the Corporate Secretary to review such correspondence and, in the Corporate Secretary's discretion, not to forward certain items if they are deemed of a personal, illegal, commercial, offensive or frivolous nature or otherwise inappropriate for director consideration.

Stockholder Recommendations for Membership on our Board

        Our nominating and corporate governance committee is responsible for evaluating properly submitted stockholder recommendations of candidates for membership on the Board in accordance with our Corporate Governance Guidelines and as described below under "Identifying and Evaluating Nominees for Directors." In evaluating such recommendations, the nominating and corporate governance committee will consider the membership criteria set forth below under "Director Qualifications." Any stockholder recommendations proposed for consideration by the nominating and corporate governance committee should include the nominee's name and qualifications for membership on the Board and should be addressed to: Mitchell Pratt, Corporate Secretary, Clean Energy Fuels Corp., 3020 Old Ranch Parkway, Suite 400, Seal Beach, CA 90740.

        In any recommendation of candidates, the recommending stockholder must include a statement in writing setting forth the following:

            (i)  as to each person whom the stockholder proposes to nominate for election or re-election as a director:

    •
    the name, age, business address and residence address of the person or persons to be nominated;

    •
    the principal occupation or employment of such person or persons;

    •
    the class and number of all shares of each class of our capital stock owned beneficially and of record by the nominee;

    •
    a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the stockholder; and

    •
    any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Regulation 14A under the Exchange Act (including without limitation such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected);

           (ii)  as to the stockholder sending the recommendation, the name and record address of the stockholder, the class and number of shares of the Company's stock which are beneficially owned by the stockholder, any material interest of the stockholder in the nomination and any other information required to be provided by the stockholder pursuant to Regulation 14A under the Exchange Act;

          (iii)  as to the stockholder giving the notice and any Stockholder Associated Person (defined below), to the extent not set forth pursuant to the immediately preceding clause, whether and the extent to which any Relevant Hedge Transaction (defined below) has been entered into; and

          (iv)  as to the stockholder giving the notice and any Stockholder Associated Person, (1) whether and the extent to which any Derivative Instrument (defined below) is directly or indirectly beneficially owned, (2) any rights to dividends on our shares owned beneficially by such stockholder or a Stockholder Associated Person that are separated or separable from the underlying shares, (3) any proportionate interest in our shares or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder or a Stockholder Associated Person is a general partner or, directly or indirectly, beneficially owns an interest in a general partner and (4) any performance-related fees (other than an asset-based fee) that such stockholder or a Stockholder Associated Person is entitled to based on any increase or decrease in the value of our shares or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of such stockholder's immediate family sharing the same household (which information shall be supplemented by such stockholder and beneficial owner, if any, not later than 10 days after the record date for the meeting to disclose such ownership as of the record date).

    •
    A "Stockholder Associated Person" of any stockholder means (i) any person controlling or controlled by, directly or indirectly, or acting in concert with, such stockholder, (ii) any beneficial owner of shares of our stock owned of record or beneficially by such stockholder and (iii) any person controlling, controlled by or under common control with such Stockholder Associated Person;

    •
    A "Relevant Hedge Transaction" is any hedging or other transaction or series of transactions, or any other agreement, arrangement or understanding (including, but not limited to, any short position or any borrowing or lending of shares of stock), the effect or intent of which is to mitigate loss or increase profit to or manage the risk or benefit of stock price changes for, or to increase or decrease the voting power of, a stockholder with respect to any share of our stock; and

    •
    "Derivative Instrument" means any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of our shares, whether or not such instrument or right shall be subject to settlement in the underlying class or series of our capital stock or otherwise, or any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of our shares.

        We may require any proposed nominee to furnish such other information as may reasonably be required by us to determine the eligibility of such proposed nominee to serve as a director.

Director Qualifications

        Under our Corporate Governance Guidelines, our nominating and corporate governance committee is responsible for reviewing with the Board, on an annual basis, the requisite skills and characteristics of new board members as well as the composition of the Board as a whole. This assessment includes members' qualification as independent, as well as consideration of diversity, age, skills, and experience in the context of the needs of the Board.

        All of our directors bring to our Board a wealth of executive leadership experience derived from their service as executives, senior government officials and board members of other organizations. Certain individual qualifications and skills of our directors that contribute to the Board's effectiveness as a whole are described in the following paragraphs.

          Andrew J. Littlefair.    Mr. Littlefair's experience as co-founder and Chief Executive Officer of our Company gives him unique insight into our Company's operations, challenges and opportunities.

          Warren I. Mitchell.     Mr. Mitchell has extensive knowledge of the natural gas industry obtained during his long and distinguished career at the Southern California Gas Company. Mr. Mitchell also provides leadership to our Board, served as President and Chairman of the Southern California Gas Company, and remains actively involved in the energy industry through his role as Chairman of the Energy Coalition.

          John S. Herrington.     Mr. Herrington has a profound understanding of energy markets and policy gained during his service as the U.S. Secretary of Energy. He also brings to our Board the perspective of an entrepreneur, the legal insight of an attorney and the discipline of a marine officer.

          James C. Miller III.     Mr. Miller has significant financial expertise and extensive knowledge of regulatory affairs gained during his service on the board of governors of the United States Postal Service, Chairman of the U.S. Federal Trade Commission and Director of the U.S. Office of Management and Budget. Mr. Miller brings to our Board financial acumen and experience dealing with large and financially complex organizations.

          James E. O'Connor.     Mr. O'Connor brings to our Board substantial executive leadership experience, including his service as Chairman and Chief Executive Officer of a public company, along with extensive knowledge of, and key business contacts in, the refuse industry.

          Boone Pickens.    Mr. Pickens brings to our Board his experience as an energy industry entrepreneur, legendary deal-maker and unparalleled advocate on U.S. energy policy.

          Kenneth M. Socha.     Mr. Socha brings to our Board legal insight gained during his distinguished legal career and the perspective and financial acumen of a highly successful private equity investor gained during his tenure as a Senior Managing Director of Perseus, L.L.C.

          Vincent C. Taormina.     Mr. Taormina brings to our Board the perspective of a highly successful entrepreneur and industry leader in the refuse and recycling industry, one of our key market segments

Identifying and Evaluating Nominees for Directors

        Our nominating and corporate governance committee uses a variety of methods for identifying and evaluating nominees for directors. Our nominating and corporate governance committee has the duty of identifying individuals qualified to become members of the Board. Candidates may come to the attention of the nominating and corporate governance committee through our Board, professional search firms, stockholders or other persons. As described above, our nominating and corporate governance committee will consider properly submitted stockholder recommendations for candidates for our Board. Following verification of the stockholder status of persons recommending candidates, recommendations will be aggregated and considered by our nominating and corporate governance committee. If any materials are provided by a stockholder in connection with the recommendation of a director candidate, such materials will be forwarded to our nominating and corporate governance committee. Stockholder recommendations that comply with our procedures will receive the same consideration that our nominating and corporate governance committee nominees receive.

Director Diversity

        Although the Company does not have a formal diversity policy, the nominating and corporate governance committee seeks to nominate a board of directors that brings to our Company a variety of perspectives, skills, expertise, and sound business understanding and judgment, derived from business, professional, governmental, finance, community and natural gas and energy industry experience. The nominating and corporate governance committee monitors its assessment of diversity as part of the annual self-evaluation process.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act requires our directors, executive officers and beneficial owners of more than 10% of our common stock (see "Security Ownership of Certain Beneficial Owners and Management" above for identification of those persons who are beneficial owners of more than 10% of our common stock) to file reports of ownership and changes in ownership with the SEC. Based solely on copies of these reports provided to us and written representations that no other reports were required, we believe that these persons met all of the applicable Section 16(a) filing requirements during fiscal 2012.

 INFORMATION ABOUT OUR EXECUTIVE OFFICERS

        The names of our current executive officers, their ages as of January 31, 2013, and their positions are shown below. Biographical summaries of each of our executive officers who are not also members of our Board are included below.

Name	Age	Position Held
Andrew J. Littlefair	52	President, Chief Executive Officer and Director
Richard R. Wheeler	48	Chief Financial Officer
James N. Harger	54	Chief Marketing Officer
Mitchell W. Pratt	53	Chief Operating Officer and Corporate Secretary
Barclay F. Corbus	46	Senior Vice President, Strategic Development

        Richard R. Wheeler has served as our Chief Financial Officer since February 2003. From November 2001 to January 2003, Mr. Wheeler served as Chief Financial Officer of Blue Energy & Technologies LLC, a privately held natural gas vehicle fuels company that we acquired in December 2002. From May 2000 to October 2001, Mr. Wheeler served as Executive Vice President and Chief Financial Officer of Encoda Systems, Inc., a privately held software company. Mr. Wheeler earned a B.S. and an M.B.A. from the University of Colorado, Boulder and is a certified public accountant.

        James N. Harger was appointed Chief Marketing Officer in May 2009, served as our Senior Vice President, Marketing and Sales, from June 2003 to May 2009, and served as our Vice President, Marketing from June 2001 to June 2003. From 1997 to 2001, Mr. Harger served as Vice President, Marketing and Sales of Pickens Fuel Corp. From 1983 to 1997, Mr. Harger served in management positions at Southern California Gas Company, where he assisted in the launch of the natural gas vehicle program in 1992. Mr. Harger earned a B.S. from the University of California, Los Angeles, and an M.B.A. from Pepperdine University.

        Mitchell W. Pratt was appointed Chief Operating Officer in December 2010 and has served as our Corporate Secretary since December 2002. Prior to being appointed as Chief Operating Officer, Mr. Pratt served as our Senior Vice President, Engineering, Operations and Public Affairs, from January 2006 to December 2010. From August 2001 to December 2005, Mr. Pratt served as our Vice President, Business Development & Public Affairs. From 1983 to July 2001, Mr. Pratt held various positions in sales and marketing, operations and public affairs at Southern California Gas Company. Mr. Pratt earned a B.S. from the California State University at Northridge and an M.B.A. from the University of California, Irvine.

        Barclay F. Corbus has served as our Senior Vice President, Strategic Development, since September 2007. From July 2003 to September 2007, Mr. Corbus served as Co-Chief Executive Officer and a director of WR Hambrecht + Co, which managed our initial public offering. Mr. Corbus joined WR Hambrecht + Co in 1999 and, from October 2000 to July 2003, Mr. Corbus served as Head of Investment Banking of WR Hambrecht + Co. From 1989 to 1999, Mr. Corbus worked with Donaldson, Lufkin & Jenrette. Mr. Corbus serves as a director of Overstock.com, a publicly traded company. Mr. Corbus earned an A.B. from Dartmouth College and an M.B.A. from Columbia Business School.

 COMPENSATION DISCUSSION AND ANALYSIS

Overview

        This compensation discussion and analysis describes the material elements of the compensation awarded to, earned by, or paid to each person who served as our principal executive officer or principal financial officer during fiscal 2012 (Andrew J. Littlefair and Richard R. Wheeler, respectively), and the three most highly compensated executive officers who were serving as executive officers at the end of fiscal 2012 and who did not serve as our principal executive officer or principal financial officer (James N. Harger, Mitchell W. Pratt and Barclay F. Corbus, and together with Messrs. Littlefair and Wheeler, the "named executive officers"). This section also discusses our compensation philosophy and objectives, the methodologies used for establishing the compensation programs for the named executive officers, and the policies and practices to administer such programs.

  Key Operating and Financial Achievements

        Our Company has been engaged in a period of rapid and substantial growth, which we expect to continue for the foreseeable future. During 2011 and 2012, our business significantly accelerated, and this resulted in considerable increases in revenue; gasoline gallon equivalents ("GGEs") of compressed natural gas ("CNG"), liquefied natural gas ("LNG") and renewable natural gas ("RNG") delivered; and completed fuel station projects. Revenue for the years ended December 31, 2011 and 2012 was $292.7 million and $334.0 million, respectively. In 2011 and 2012, we delivered 155.6 million and 194.9 million CNG, LNG and RNG GGEs. We completed 68 station projects in 2011 and 127 station projects in 2012.

  Strategic Plan and "America's Natural Gas Highway"

        In the fall of 2011, our senior management developed a strategic plan ("Strategic Plan") that called for the Company to create a heavy-duty natural gas truck market in the U.S. The cornerstone of this market initiative is "America's Natural Gas Highway," a nationwide network of LNG truck fueling stations we are building on the interstate highway system and in major metropolitan areas (we also refer to America's Natural Gas Highway as "ANGH"). We expect America's Natural Gas Highway to initially consist of approximately 150 fueling stations. The opening of America's Natural Gas Highway is anticipated to coincide with the expected commercial availability of new natural gas truck engines, including an 11.9 liter engine being introduced by Cummins Westport, Inc., that are well-suited for heavy-duty, over-the-road trucking in the U.S. The Strategic Plan set goals of completing 70 ANGH stations and enabling freight trucking coast to coast and border to border along key transportation corridors. In addition, the Strategic Plan set ambitious objectives for expanding our business in existing markets, which consist of refuse, airport/taxi/shuttle, and transit (we refer to these as our "Core Markets"). In December 2011, our directors reviewed and endorsed the Strategic Plan.

        The magnitude of the undertaking contemplated by the Strategic Plan is unprecedented for the Company. We are spending several hundred million dollars and using other key resources to create a new vehicle fuels market. Our senior management needs to make critical contributions for the Strategic Plan to be successful. Among other things, management must: engage in missionary level activity with engine manufacturers, industry participants, and other constituents to cause the widespread adoption of natural gas as a fuel for heavy duty trucks; ensure that we have sufficient capital to fund America's Natural Gas Highway and the planned growth of our Core Markets; identify and obtain adequate rights to use suitable locations for ANGH stations; oversee the construction of significantly more fueling stations than we have constructed at any time since we commenced operations; acquire and transport sufficient volumes of LNG to meet the needs of customers fueling at ANGH stations; and ensure that construction of the ANGH does not divert necessary resources from our Core Markets.

  Compensation Consultant

        In January 2012, the compensation committee retained Semler Brossy Consulting Group, LLC ("Semler Brossy") to assist the committee in setting cash compensation and long-term equity incentive compensation. The compensation committee believed that the Company was at an inflection point of its aggressive growth strategy, as set forth in the Strategic Plan, and wanted to ensure that the Company was appropriately incentivizing and rewarding senior executives to successfully carry-out the Strategic Plan. Semler Brossy was engaged by and reports solely to the compensation committee, and the compensation committee has the sole authority to approve the terms of the engagement. Semler Brossy did not provide any services to the Company other than executive compensation consulting services provided to the compensation committee during 2012.

Compensation Program Objectives and Philosophy

        Our compensation committee oversees the design and administration of our executive compensation program. The primary objectives of our executive officer compensation program are to (i) provide compensation that is fair in relation to an executive's experience, responsibilities, performance and tenure with our Company, as well as in relation to the compensation provided to other employees, (ii) attract, retain and motivate talented and dedicated executive officers, (iii) reward individual performance and achievement of key corporate objectives, (iv) reinforce business strategies and objectives that enhance shareholder value, and (v) align the interests of our executives with those of our shareholders. In order to achieve these objectives, we maintain an executive compensation program with the following elements: base salary, cash bonuses, equity incentives, post-termination severance, and acceleration of equity award vesting upon termination and/or change in control. Our compensation committee has drawn on its experience and its judgment in establishing programs it believes are appropriately rewarding and responsible for a growth company in a young and developing industry. The committee has not relied on tally sheets, internal pay equity studies, accumulated wealth analyses, benchmarking or similar tools that may be common in many mature companies' executive compensation processes.

        The compensation committee has no formal policy, but does retain the discretion, to adjust or recover awards or payments made to its named executive officers if the relevant performance measures upon which they are based are restated or are otherwise adjusted in a manner that would reduce the size of the initial award or payment.

Review of Shareholder Say-on-Pay Votes

        Consistent with the preference of our shareholders, which was expressed at the Company's annual meeting held in May 2011 (the "2011 Meeting"), our shareholders have the opportunity to cast an advisory vote on executive compensation once every two years. At the 2011 Meeting our executive compensation received a 98.1% favorable advisory vote. Such a vote is being solicited for the Annual Meeting, and the next such vote is expected to occur at our annual meeting of stockholders to be held in 2015. The compensation committee believed this affirmed shareholders' support of the Company's approach to executive compensation, and therefore, the compensation committee did not change our compensation policies or decisions in 2011 as a result of the vote. In early 2012, however, the compensation committee determined that our executive compensation could be improved by awarding the 2012 compensation described in this compensation discussion and analysis. The compensation committee will continue to consider the outcome of the Company's say-on-pay votes when making future compensation decisions for the named executive officers.

Elements of Compensation

        Our named executive officers' compensation has the following components: base salary, cash bonuses, equity awards, and change in control and severance benefits. In addition, we provide our named executive officers with a variety of benefits that are generally available to all salaried employees.

        We view the various components of compensation as distinct, and we do not believe that significant compensation derived from one component of compensation should negate or reduce compensation from other components. We determine the appropriate level for each compensation component based on the performance of the employee (including any extraordinary performance), the Company's performance, the level of responsibility and commitment associated with the position, the need to retain our executives, our desire to appropriately incentivize our executives to successfully execute our strategic plans and achieve our business, financial and operational goals, and the compensation committee's business judgment and experience. In addition, our compensation decisions generally reflect our belief that employees with comparable levels of responsibility and performance deserve comparable compensation, and that employees with a greater degree of responsibility and performance deserve greater compensation on a relative basis. The compensation committee strives to provide appropriate short-term and long-term compensation; however, the committee has not adopted any formal or informal policies or guidelines for allocating compensation between long-term and short term compensation, between cash and non-cash compensation, or among different forms of non-cash compensation.

        Our annual process of determining overall compensation for named executive officers has historically begun with recommendations made by Mr. Littlefair to our compensation committee. In making his recommendation, Mr. Littlefair considers a number of factors, including the role the individual plays in executing our strategic plans, the seniority of the individual, the functional role of the position, the level of the individual's responsibility, the individual's performance and contribution to our overall business objectives, our performance, the individual's long-term commitment to our Company, and the available pool of individuals with similar skills. After reviewing Mr. Littlefair's recommendations, our compensation committee makes the final determination of compensation for our named executive officers. Mr. Littlefair also submits recommendations to the compensation committee regarding his own proposed compensation levels, which are taken under advisement by the committee; however, Mr. Littlefair does not participate in the compensation committee's deliberations regarding his own compensation.

  Assessment of Executive Officer Performance

        The compensation committee believes our executive officers are highly qualified, talented and dedicated to the Company, and that it would be difficult to replace any of our named executive officers. The following is a summary of the performance of each executive officer in 2011 and 2012.

Andrew J. Littlefair—President and Chief Executive Officer

        Mr. Littlefair's leadership of the Company led to positive overall results, with substantial increases in total revenue, GGEs delivered and stations completed. He developed our vision to create a heavy-duty trucking market for natural gas fuel in the United States by building America's Natural Gas Highway, and he oversaw our execution of that initiative through the completion of 70 ANGH stations as of December 31, 2012. Mr. Littlefair guided our entry into key strategic relationships with best-in-class organizations, including Pilot Flying-J, General Electric ("GE"), Waste Management, Republic Services, Chesapeake Energy, Ford, UPS, AT&T, FedEx, Hertz, Avis and Covanta Energy, among others. Under his leadership, we achieved several public policy successes, including reinstatement of the federal fuel tax credit for 2012 and 2013 and the passage of key legislation in California. Mr. Littlefair oversaw development of our plans to sell RNG we produce and RNG we purchase from third parties as a vehicle fuel. He also led our efforts to obtain capital to fund the growth of our business. In addition, Mr. Littlefair served as our principal spokesperson and effectively conveyed the Company's message to customers, the finance and investor community, and the media.

Richard R. Wheeler—Chief Financial Officer

        Mr. Wheeler effectively oversaw our financial operations, including financial and capital plans and policies, accounting practices and procedures, and financial and tax reporting functions. He acted as the primary contact for our audit committee and our independent registered public accounting firm and managed all aspects of the preparation, review and audit of our financial statements, as well as the preparation of the reports and other documents we file with the Securities and Exchange Commission. Mr. Wheeler worked with Mr. Littlefair to effectively convey the Company's message to the finance and investor community, and provided key direction to the Company with respect to increasing revenue, achieving financial objectives, pursuing strategic investments and raising capital. Mr. Wheeler played an important role in connection with our GE strategic partnership, one of the most significant milestones in our history. Along with Messrs. Pratt and Corbus, Mr. Wheeler successfully negotiated the sale of our interest in Clean Energy del Peru. He also made vital contributions to our efforts to obtain capital to fund the growth of our business.

James N. Harger—Chief Marketing Officer

        Mr. Harger effectively led our marketing team in its efforts to expand our presence in new and existing markets. In particular, he worked diligently to promote the transition of shippers, retailers and other truck fleet operators to the use of natural gas, and to obtain commitments from those organizations to fuel at our stations. Mr. Harger made critical contributions to the development of our relationships with Pilot Flying-J, UPS, AT&T, FedEx, Hertz and Avis. He played a key role in selecting the best sites for ANGH stations, and he was instrumental in increasing our volume of GGEs delivered.

Mitchell W. Pratt—Chief Operating Officer and Corporate Secretary

        Mr. Pratt effectively directed and managed the Company's operations, engineering, construction and public affairs teams. He oversaw all subsidiaries, actively guiding their growth and alignment with overall corporate objectives. In particular, Mr. Pratt provided key oversight and direction as the lead director of our RNG production subsidiary, Clean Energy Renewable Fuels, LLC, and he continued to manage the operational integration of IMW Industries, Ltd. Mr. Pratt made critical contributions to the planning, engineering and construction of America's Natural Gas Highway, and his efforts were indispensable in securing our GE strategic partnership. Together with Messrs. Wheeler and Corbus, he successfully negotiated the sale of our interest in Clean Energy del Peru.

Barclay F. Corbus—Senior Vice President, Strategic Development

        Mr. Corbus effectively oversaw the development of key growth opportunities, acquisitions and financing strategies for the Company. He assisted Mr. Littlefair in the development of our plans to build America's Natural Gas Highway and made vital contributions toward securing our strategic relationships with Pilot Flying-J and GE. Mr. Corbus played a key role in the successful sale of our interest in Clean Energy del Peru, and made indispensable contributions to our plans to sell RNG as a vehicle fuel. In addition, Mr. Corbus' efforts were essential to our obtaining capital to fund the growth of our business.

Base Salary

        We provide base salaries to:

  •
  recognize the experience, skills, knowledge and responsibilities of our named executive officers;

  •
  reward individual performance and contribution to our overall business goals;

  •
  retain our executives; and

  •
  incentivize strong performance in future periods.

        From time-to-time the compensation committee reviews general industry benchmarks for informational purposes only. The compensation committee uses its judgment and discretion in determining the amount of base salary, and reviews base salaries annually. Proposed base salaries are prepared by Mr. Littlefair and recommended to the compensation committee for its consideration.

        In setting 2012 base salaries for our named executive officers, the compensation committee focused on Mr. Littlefair's recommendations, the Company's overall performance and each executive's performance, the executive's experience, responsibilities, work demands and tenure with our Company, materials prepared by Semler Brossy and the retention risk related to each executive. The compensation committee also gave weight to the key role each senior executive plays in executing our Strategic Plan, the increased demands the Strategic Plan places on each named executive, and the merit of using base salary as an additional tool to incentivize executives to successfully execute our Strategic Plan and achieve our financial and operational goals. In addition, the compensation committee received general industry benchmarks in order to provide directional context for competitive practices. Such information indicated that our 2011 cash compensation (defined as base salary plus cash bonus potential) was at the approximate 65th percentile for companies with $300 million in revenue and at the approximate 40th percentile for companies with $1.0 billion in revenue. However, the compensation committee did not consider compensation levels of any specific companies.

        Based on the foregoing factors, the compensation committee increased 2012 base salaries for our named executive officers from 2011 levels, as follows:

Named Executive Officer	2011 Base Salary($)	2012 Base Salary($)
Andrew J. Littlefair	600,000	720,000
Richard R. Wheeler	365,000	425,000
James N. Harger	365,000	485,000
Mitchell W. Pratt	365,000	445,000
Barclay F. Corbus	350,000	410,000

  Annual Cash Bonus

        We believe a cash based incentive compensation program is important in order to focus our management on, and reward our executives for, achieving key Company objectives. Each year our compensation committee approves a cash bonus plan and pays bonuses after determining whether performance criteria set forth in the plan were satisfied. The performance criteria for cash bonus awards for the fiscal year 2012 were designed to incentivize management to make decisions that align our corporate goals with our stockholders' interests and mitigate the risk of executives approving high volume deals with low profit margins. For 2012, the total potential cash bonus award was based on the following: 25% was based on the volume of GGEs of natural gas delivered by us, 25% was based on our target Adjusted EBITDA, a non-GAAP financial measure defined below, 25% was based on our gross profit margin, and 25% was based on achievement of our strategic initiatives (as determined in the compensation committee's sole discretion). Under our annual cash bonus performance plan, if we exceed a performance target, the executive officers receive a pro-rata portion of the incremental annual cash bonus amount, up to the next target limit. The financial performance criteria are prepared by our Chief Financial Officer based on our annual budget, and the strategic initiatives are developed by our Chief Executive Officer. The financial performance criteria and strategic initiatives are then presented to our compensation committee for review, comment, adjustment and ultimate approval.

        Under our performance based annual cash bonus plan, Mr. Littlefair receives 70%, 100% or 150% of his base salary for achievement of the base, middle and maximum performance targets, respectively, by our Company. For each of Messrs. Wheeler, Pratt, Corbus and Harger, achievement of the base, middle and maximum performance targets by our Company result in a bonus equivalent to 50%, 70% or 100%, respectively, of his respective base salary. These performance percentages are as specified in the respective executive officers' employment agreements. Our compensation committee believes it is appropriate to reward our Chief Executive Officer with a higher percentage of his base salary for achievement of the performance targets due to the fact that the position of Chief Executive Officer is deemed by our compensation committee to be the most important and demanding position with the Company.

        For 2012, Adjusted EBITDA was defined as net income (loss) attributable to Clean Energy, plus or minus income tax expense or benefit, plus or minus interest expense or income, net, plus depreciation and amortization expense, plus or minus the foreign currency losses or gains on our notes issued as part of the IMW acquisition, plus stock-based compensation charges, net of related tax benefits, plus or minus any mark-to-market losses or gains on our Series I warrants, plus the impairment of our cost method investment in The Vehicle Production Group, LLC (the "VPG Investment Impairment"), plus our settlement with the California Air Resources Board related to certain vehicles shipped by our subsidiary BAF Technologies (the "CARB Settlement"), and plus our settlement with the Internal Revenue Service relating to certain federal tax credit revenues (the "IRS Settlement"). The table below shows Adjusted EBITDA for 2012 and also reconciles this non-GAAP financial measure to the GAAP measure net income (loss) attributable to Clean Energy:

(in 000s)	Year Ended Dec. 31, 2012
Net Income (Loss) Attributable to Clean Energy	$(101,255)
Income Tax (Benefit) Expense	1,294
Interest Expense, Net	16,069
Depreciation and Amortization	36,261
Foreign Currency (Gain) Loss on IMW Purchase Notes	(561)
Stock Based Compensation, Net of Tax Benefits	22,087
Mark-to-Market (Gain) Loss on Series I Warrants	(3,391)
VPG Investment Impairment	14,544
CARB Settlement	550
IRS Settlement	2,057

Adjusted EBITDA	$(12,345)

        The specific performance criteria approved by our compensation committee for 2012 are set forth in the table below:

Performance Criteria	Weighting	Base Target	Middle Target	Maximum Target
		(thousands)	(thousands)	(thousands)
Volume (in GGEs)	25%	205,000	215,000	225,000
Adjusted EBITDA	25%	$5,000	$13,300	$22,000
Gross Profit Margin	25%	$100,000	$109,900	$120,000
Achievement of Strategic Initiatives	25%	—	—	—

        For 2012, our strategic initiatives included building 70 ANGH stations and 55 non-ANGH stations; securing additional locations for station construction; pursuing additional sources of LNG; maintaining general and administrative expense as a stable percentage of sales; pursuing various federal, state and local legislative initiatives; developing plans to secure sufficient capital through the middle of 2014; signing additional shippers and for-hire carriers to fuel purchase agreements; securing additional transit properties; increasing the number of GGEs we sell to refuse customers and at existing stations; integrating the sales approach of the Company, BAF and IMW; completing the expansion of our existing RNG production facility near Dallas Texas; completing construction of our new RNG production facility in Michigan; initiating the sale of RNG into the vehicle fuels market; selling 10.0 million gallons of RNG; producing 350 compressor units at IMW; and performing 3,400 conversions at BAF.

        The compensation committee met in December 2012 and March 2013 to review our performance versus the performance criteria and strategic initiatives described above and to determine what payouts, if any, would be made under the 2012 cash bonus plan. In 2012, we delivered 194.9 million GGEs and recorded $(12.35) million and $80.32 million in Adjusted EBITDA and gross profit margin, respectively. The compensation committee determined that 90% of the 2012 strategic initiatives were achieved. In assessing whether the volume target had been met, the committee considered the significant growth in the volume of GGEs delivered in 2012, as well as circumstances beyond our control relating to one customer that directly resulted in the base volume target not being achieved. Based on these considerations, the compensation committee decided to pay the volume base target bonus.

        In reviewing our performance relative to the Adjusted EBITDA and gross profit margin targets, the compensation committee took into account the reinstatement and extension of the federal fuel tax credit ("VETAC"), which resulted in the Company receiving $20.8 million (the "2012 VETAC Payment") for natural gas fuel it sold in 2012; however, because the VETAC legislation became effective in January 2013, the Company is required to recognize the full amount of the 2012 VETAC Payment in the first quarter of 2013. The committee determined it was desirable to compensate our named executive officers for their efforts in obtaining the 2012 VETAC Payment, and decided that the best way to accomplish this objective was to deem the 2012 VETAC Payment as received in 2012 for purposes of ascertaining whether the Adjusted EBITDA and gross profit margin targets were met; provided that the compensation committee would, in including the 2012 VETAC Payment in the calculation of Adjusted EBITDA, disregard the addition of the VPG Investment Impairment. Applying this methodology yielded the following results:

  •
  Gross profit margin of $101.12 million ($80.32 million of gross profit margin plus the $20.8 million 2012 VETAC Payment), which exceeds the base gross profit margin by $1.12 million; and

  •
  Adjusted EBITDA of $(6.1) million ($(12.35) million of Adjusted EBITDA, less the $(14.54) million VPG Investment Impairment, and plus the $20.8 million 2012 VETAC Payment), which is less than the base Adjusted EBITDA target.

        Consequently, the amounts payable under our 2012 cash bonus plan were based on achievement of the base volume target, the base gross profit margin target, and 90% of the strategic initiatives, and no bonus was paid in connection with the Adjusted EBITDA target. As further detailed in the table below, the compensation committee determined to award (i) Mr. Littlefair a bonus equal to 69.6% of his base salary and (ii) each of Messrs. Wheeler, Pratt, Harger and Corbus a bonus equal to 48.1% of their respective base salaries.

 2012 Cash Bonus Plan Payout

Name	Percent of Base Salary Paid for Achievement of Volume Target	Percent of Base Salary Paid for Achievement of Adjusted EBITDA Target	Percent of Base Salary Paid for Achievement of Gross Profit Margin Target	Percent of Base Salary Paid for Achievement of Strategic Initiatives	Aggregate Percent of Base Salary Paid	Total Payout
Andrew J. Littlefair	17.5%	0%	18.3%	33.8%	69.6%	$500,940
Richard R. Wheeler	12.5%	0%	13.1%	22.5%	48.1%	$204,213
James N. Harger	12.5%	0%	13.1%	22.5%	48.1%	$233,043
Mitchell W. Pratt	12.5%	0%	13.1%	22.5%	48.1%	$213,823
Barclay F. Corbus	12.5%	0%	13.1%	22.5%	48.1%	$197,005

  Special Cash Bonuses

        Our compensation committee may, in its discretion, award additional special cash bonuses to reward extraordinary efforts by our named executive officers, not otherwise covered by the strategic initiatives metric in our annual bonus plan, coupled with successful results for our Company. In 2012, our compensation committee awarded the following special cash bonuses to our named executive officers: (i) Messrs. Littlefair, Wheeler, Pratt and Corbus were awarded $300,000, $125,000, $125,000 and $200,000, respectively, for the contributions they made to our realization of key strategic achievements not covered by our 2012 cash bonus plan, including our partnership with GE; and (ii) Mr. Harger was awarded $125,000 for his efforts during 2012 to obtain commitments from national fleets and shippers to adopt natural gas heavy duty trucks and to fuel those trucks at ANGH stations.

  Equity Compensation

        We believe that long-term performance is achieved through an ownership culture that encourages performance by our named executive officers through the use of stock and stock based awards. Our stock compensation plans have been established to provide certain of our employees, including our named executive officers, with incentives to align those employees' interests with the interests of our stockholders. Our compensation committee believes the use of stock and stock based awards offers the best approach to achieving this goal. Our stock compensation plans have provided the principal method for our named executive officers to acquire equity or equity linked interests in our Company. The compensation committee develops its equity award determinations based on its judgments as to whether the equity awards provided to our named executive officers are sufficient to further our ownership culture and retain, motivate and adequately reward the executives.

        We sponsor a 2002 Stock Option Plan ("2002 Plan") and the 2006 Plan. Upon the closing of our initial public offering, the 2006 Plan became effective and the 2002 Plan became unavailable for new awards. For more information about the 2002 Plan and the 2006 Plan, please read "Compensation of Directors and Executive Officers—Stock Incentive Plans" below. The 2002 Plan and the 2006 Plan are administered by our Board or our compensation committee. In the case of awards intended to qualify as "performance based compensation" excludable from the deduction limitation under Section 162(m) of the Internal Revenue Code, the administrator of the 2006 Plan will consist of two or more "outside directors" within the meaning of Section 162(m).

        To meet the objectives of our compensation program, we have historically awarded equity incentives to our named executive officers on an annual basis. Our compensation committee does not maintain any formal policies with respect to the timing of equity incentive awards. However, we have typically awarded equity incentives to our named executive officers at the compensation committee meeting held in December of each year, with the awards being effective either on the date of the compensation committee meeting or on the first business day of the following month. In order to give the compensation committee more time to complete its evaluation of the compensation we pay our named executive officers and our non-employee directors, the equity incentives we expected to award in

December 2011 were delayed until a compensation committee meeting in late January 2012. For 2012, we returned to our historical practice and awarded stock options to our named executive officers at the compensation committee meeting held in December 2012.

        Stock option awards are priced based on the closing price of our common stock on the applicable grant date, and the grant date is always on or after the date of the compensation committee meeting at which the awards are approved. For new hires, options are generally priced at the later to occur of the date of the meeting at which the Board or compensation committee approves the grant or the first date of employment.

  January 2012 PVU Grants

        As noted above under "Overview," in January 2012, the compensation committee retained Semler Brossy to provide equity award design assistance. The compensation committee believed that the Company was at an inflection point of its aggressive growth strategy, as set forth in the Strategic Plan, and wanted to create an equity incentive that appropriately rewarded senior executives for successfully executing the Strategic Plan. The committee weighed the advantages and disadvantages of various types of equity awards, including stock options, time vested full-value shares, and full-value shares that are earned for achievement of stock price hurdles (we call these awards "Price-Vested Units" or "PVUs"). The committee ultimately decided to use PVUs that are only earned, or "vest", if the closing price of our common stock equals or exceeds, for twenty consecutive trading days during the third or fourth year following grant, 135% of the closing price of our common stock on the award date (the "Stock Price Hurdle"). Further, subject to limited exceptions, the holder must be employed by the Company at the time the Stock Price Hurdle is satisfied to earn the award. Upon vesting, a holder of PVUs would receive one share of our common stock for each PVU he holds.

        The committee chose this type of award design principally due to the following:

  •
  The Stock Price Hurdle is an effective measurement of whether senior executives successfully carry-out the Strategic Plan (successful execution of the Strategic Plan is likely to result in an increase in the price of our common stock);

  •
  The PVU awards have a strong performance orientation—the awards are forfeited in full if the Stock Price Hurdle is not achieved;

  •
  The PVU awards align the named executive officers' interests with our stockholders (the awards will only vest if shareholders experience an increase in the value of their shares relative to the trading price of the shares on the PVU grant date);

  •
  The Stock Price Hurdle is objective, measureable, straightforward, and difficult to manipulate;

  •
  The PVUs will only be earned following a sustained stock price increase, minimizing the possibility of vesting upon a short-term stock price spike (the Stock Price Hurdle requires that the target stock price be maintained for an extended length of time during a period that does not begin until two years after the awards are granted); and

  •
  There is no exercise price associated with the PVUs, so the awards can deliver more value to our senior executives, with lower associated dilution, than traditional stock options.

        After designing the specific features of the PVUs, the committee decided to "front load" the grants. Specifically, the compensation committee's approach was to consider a range of the aggregate equity amounts it could expect to grant to an executive over a five year period. The compensation committee then determined grants to the executive team that it believed represented a substantial portion of that five year grant. Although the compensation committee expressly retains the flexibility to award equity compensation it deems appropriate in future years, taking into account developments in the Company's performance, strategy, and business, as well as other factors and circumstances, the compensation committee expects it will make smaller grants over the next several years.

        Based upon the foregoing process, on January 25, 2012, the compensation committee granted an aggregate of 1,260,000 PVUs to our named executive officers. The Stock Price Hurdle applicable to the granted PVUs requires the closing price of our common stock to equal or exceed, for twenty consecutive trading days, $20.40 (the closing price of our common stock on January 25, 2012 was $15.11), during the period beginning on January 25, 2014 and ending on January 24, 2016. If the applicable Stock Price Hurdle is not satisfied prior to January 24, 2016 (the "Termination Date"), the PVU awards will be automatically forfeited. The PVUs are subject to the terms and conditions of the 2006 Plan and a Notice of Grant of Restricted Stock Unit and Restricted Stock Unit Agreement. In addition, the PVUs are also subject to the following provisions regarding changes in the employment status of a PVU holder: (i) the PVU award will be forfeited in full if the holder's employment with the Company is terminated for cause (as defined in the holder's employment agreement) or voluntarily by the holder prior to the Termination Date; (ii) if the holder's employment is terminated by the Company without cause (as defined in the holder's employment agreement) and the Stock Price Hurdle is subsequently satisfied prior to the Termination Date, the Time-Vested Percentage (as defined below) of the PVUs will vest on the date the Stock Price Hurdle is satisfied; (iii) if the holder ceases to be an employee due to death or disability, the Time-Vested Percentage of the PVUs will immediately vest; and (iv) if the Company experiences a Change in Control (as defined in the 2006 Plan) prior to the Termination Date, 100% of the PVUs will vest, provided that the per share consideration received by holders of common stock in connection with such Change in Control equals or exceeds $20.40. "Time-Vested Percentage" means (a) the quotient of (i) the number of full months that have elapsed from the PVU grant date up to the date of the holder's termination of service and (ii) forty-eight, times (b) one hundred, provided that the Time-Vested Percentage shall never exceed one hundred.

        The target stock price portion of the PVU Stock Price Hurdle ($20.40) is approximately 165% of $12.45, the closing price of the Company's common stock on December 31, 2012.

  December 2012 Option Grants

        In December 2012, the compensation committee awarded stock options to our named executive officers that were designed to (i) incentivize them to continue with our Company for longer periods of time and (ii) tie a portion of their compensation to an increase in our stock price, which our compensation committee believes would result from the execution of our strategic plans and business objectives. The compensation committee also took into consideration our overall performance, each executive's performance, and our historical equity award practices. The options awarded in December 2012 vest at a rate of 34% on the first anniversary of the date of grant and 33% on each subsequent anniversary until fully vested, subject to the executive's continued service to our Company.

  Change in Control and Severance Payments

        The employment agreements of our named executive officers provide them benefits if their employment is terminated (other than for misconduct or voluntary termination that does not follow a change in control), including termination following a change in control. The compensation committee believes that our named executive officers' interests are best aligned with the interests of our stockholders, and we will be better able to retain their services, if they are entitled to these benefits. The details and amounts of such benefits are set forth below in the section entitled "Potential Payments Upon Termination or Change in Control."

        Stock options awarded under the 2006 Plan that are held by our named executive officers vest in full upon a change in control. We have not agreed, however, to make any excise tax "gross-up" payments to our executives. We believe this treatment for stock options is appropriate because: (i) it helps retain key employees during change in control discussions, especially more senior executive officers where equity represents a significant portion of their total pay package; and (ii) the Company that made the original equity grant may no longer exist after a change in control and employees should not be required to have the fate of their outstanding equity tied to the new company's future success.

Deductibility of Executive Compensation

        It is our policy generally to qualify compensation paid to executive officers for deductibility under Section 162(m) of the Internal Revenue Code. Section 162(m) generally prohibits us from deducting the compensation of certain executive officers that exceeds $1,000,000 unless that compensation is based on the achievement of objective performance goals. We believe stock options, restricted share and stock unit awards under the 2006 Plan and the 2002 Plan qualify as performance-based compensation under Section 162(m). However, we reserve the discretion to pay compensation to our officers that may not be deductible.

2013 Compensation Decisions

        In December 2012, our compensation committee increased the base salary of each named executive officer by 5%, effective January 1, 2013. As a result, our named executive officers will be paid the following base salaries in 2013:

Named Executive Officer	2013 Base Salary($)
Andrew J. Littlefair	756,000
Richard R. Wheeler	446,250
James N. Harger	509,250
Mitchell W. Pratt	467,250
Barclay F. Corbus	430,500

Compensation Committee Report

        We, the compensation committee of the Board of Clean Energy Fuels Corp., have reviewed and discussed the Compensation Discussion and Analysis (set forth above) with the management of the Company, and, based on such review and discussion, have recommended to the Board inclusion of the Compensation Discussion and Analysis in this Proxy Statement.

Compensation Committee: Warren I. Mitchell, Chairman John S. Herrington James E. O'Connor Kenneth M. Socha

Executive Stock Ownership Guidelines

        We believe that it is important to encourage our named executive officers to hold a material amount of our common stock and to link their long-term economic interest directly to that of our stockholders. To achieve this goal, we established stock ownership guidelines. Our Chief Executive Officer is required to own shares of our common stock valued at three times his annual base salary, and each of our Chief Financial Officer, Chief Operating Officer, Chief Marketing Officer and Senior Vice President, Strategic Development, is required to own shares of our common stock valued at one times their annual base salary. Such level of ownership must be attained by the last to occur of (i) December 13, 2017 and (ii) five years from the date of initial appointment as an executive officer. Stock options and other rights to acquire our common stock are not counted toward satisfaction of the stock ownership requirements.

Risks Related to Compensation Policies and Practices

        The compensation committee has considered whether our overall compensation program for employees creates incentives for employees to take excessive or unreasonable risks that could materially harm our Company. We believe our approach to goal setting, payouts at multiple levels of performance and evaluation of performance results assist in mitigating such risks. Although a portion of our executive compensation plan is performance based, we do not believe that our compensation structure encourages excessive or unnecessary risk taking. Although risk taking is a necessary part of building a business, the compensation committee has focused on aligning the Company's compensation policies with the long term interests of the Company and avoiding short term rewards for management decisions that could pose long term risks to the Company, as follows:

  •
  Our compensation structure includes a combination of a competitive base salary, equity grants to align the interests of our employees and named executive officers with those of our stockholders, and annual cash bonuses to encourage retention and reward individual responsibility and productivity.

  •
  In an effort to mitigate the risks of executives approving high volume deals with low profit margins, for 2012, the cash payment awards for each named executive officer were based on four performance criteria, with 25% of the total potential cash bonus award based on each such performance criteria, as follows: 25% based on the volume of GGEs of natural gas sold by us, 25% based on the target Adjusted EBITDA of our Company, 25% based on the achievement of the Company's strategic goals and 25% based on the Company's gross profit margin. For 2013, the cash payment awards for each named executive officer will be based on these same criteria.

  •
  Our equity grants have been established to provide certain of our employees, including our named executive officers, with incentives to help align those employees' interests with the interests of our stockholders.

  •
  The compensation committee retains the discretion to adjust or recover awards or payments if the relevant performance measures upon which they are based are restated or are otherwise adjusted in a manner that would reduce the size of the initial award or payment.

        We further believe that our internal legal and financial controls appropriately mitigate the probability and potential impact of an individual employee committing our Company to a harmful long term business transaction in exchange for short term compensation benefit.

Realized Compensation

        Actual compensation realized in 2012 by our named executive officers is shown in the table below. This table supplements, but is not a substitute for, the Summary Compensation Table that appears on page 41. The primary difference between this supplemental table and the Summary Compensation Table is the method used to value PVUs and stock options. SEC rules require that the grant date fair value of all PVUs and stock options be reported in the Summary Compensation Table for the year in which they were granted. As a result, a significant portion of the total compensation amounts reported in the Summary Compensation Table relates to PVUs and stock options that have not vested and for which the value is therefore uncertain (and which may end up having no value at all). In contrast, this supplemental table includes only PVUs and stock options that vested during the applicable year and shows the intrinsic value of those awards. It should be noted that the named executive officers may never realize any value attributed to these awards, since the ultimate value of the stock options will depend on our stock price when the stock options are exercised and the ultimate value of the PVUs will depend on the value of the issued shares, if any.

 Realized Pay Table

Name	Year	Salary(1) ($)	Other Cash Compensation(2) ($)	PVUs Vested in Year(3) ($)	Options Vested in Year(4) ($)	All Other Compensation(5) ($)	Total Compensation Realized ($)
Andrew J. Littlefair	2012	720,000	800,940	—	237,964	11,250	1,770,154
	2011	600,000	915,650	—	617,426	11,000	2,144,076
	2010	520,000	436,600	—	750,914	11,198	1,718,712
Richard R. Wheeler	2012	425,000	329,213	—	138,814	8,500	901,527
	2011	365,000	300,800	—	360,167	8,250	1,034,217
	2010	345,000	212,125	—	438,034	9,000	1,004,159
James N. Harger	2012	485,000	358,043	—	138,814	11,250	993,107
	2011	365,000	340,800	—	360,167	11,000	1,076,967
	2010	335,000	208,875	—	438,034	11,782	993,691
Mitchell W. Pratt	2012	445,000	338,823	—	138,814	11,250	933,887
	2011	365,000	300,800	—	360,167	11,000	1,036,967
	2010	310,000	200,750	—	438,034	11,392	960,176
Barclay F. Corbus	2012	410,000	397,005	—	138,814	8,500	954,319
	2011	350,000	444,603	—	360,167	8,250	1,163,020
	2010	286,000	242,950	—	506,179	8,628	1,043,757

(1)
Amounts shown equal the amounts reported in the "Salary" column of the Summary Compensation Table.

(2)
Amounts shown equal the sum of the amounts reported in the "Bonus" and "Non-Equity Incentive Plan Compensation" columns of the Summary Compensation Table.

(3)
No PVUs vested in 2012 because the Stock Price Hurdle may only be satisfied during the period beginning on January 25, 2014 and ending on January 24, 2016.

(4)
Amounts shown represent the aggregate intrinsic value of all stock options that vested during the applicable year. The intrinsic value of vested stock options is calculated by multiplying the number of shares vested by the difference (but not less than zero) between the exercise price and the closing price of the Company's common stock on December 31, 2012 ($12.45) without regard to actual option exercise activity.

(5)
Amounts shown equal the amounts reported in the "All Other Compensation" column of the Summary Compensation Table.

 COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Summary Compensation Table

        The table below summarizes the total compensation earned by each of the named executive officers for the fiscal years ended December 31, 2010, 2011 and 2012.

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Bonus ($)(2)	Option Awards($)(1)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(3)	Total ($)
Andrew J. Littlefair	2012	720,000	4,524,000	300,000	1,081,500	500,940	11,250	7,137,690
President & Chief	2011	600,000	—	550,000	927,000	365,650	11,000	2,453,650
Executive Officer	2010	520,000	—	200,000	963,000	236,600	11,198	1,930,798
Richard R. Wheeler	2012	425,000	2,318,550	125,000	540,750	204,213	8,500	3,622,013
Chief Financial Officer	2011	365,000	—	150,000	463,500	150,800	8,250	1,137,550
	2010	345,000	—	100,000	481,500	112,125	9,000	1,047,625
James N. Harger	2012	485,000	2,657,850	125,000	540,750	233,043	11,250	4,052,893
Chief Marketing Officer	2011	365,000	—	190,000	463,500	150,800	11,000	1,180,300
	2010	335,000	—	100,000	481,500	108,875	11,782	1,037,157
Mitchell W. Pratt	2012	445,000	2,431,650	125,000	540,750	213,823	11,250	3,767,473
Chief Operating Officer	2011	365,000	—	150,000	463,500	150,800	11,000	1,140,300
and Corporate Secretary	2010	310,000	—	100,000	481,500	100,750	11,392	1,003,642
Barclay F. Corbus	2012	410,000	2,262,000	200,000	540,750	197,005	8,500	3,618,255
Senior Vice President,	2011	350,000	—	300,000	463,500	144,603	8,250	1,266,353
Strategic Development	2010	286,000	—	150,000	481,500	92,950	8,628	1,019,078

(1)
The amounts listed in this column reflect the grant date fair values calculated in accordance with Financial Accounting Standards Board's Accounting Standards Codification Topic 718, "Share Based Payment," or FASB ASC 718. For a more detailed discussion on the valuation model and assumptions used to calculate the fair value of these awards, see note 11 to the consolidated financial statements included in our annual report on Form 10-K for the year ended December 31, 2012.

(2)
The amounts listed in this column represent "Special Cash Bonuses." See the discussion under "Compensation Discussion and Analysis—Elements of Compensation—Special Cash Bonuses."

(3)
The compensation represented by the amounts in this column are attributed to the Company's 401(k) matching contributions and other payments we provided in 2010 to our named executive officers in respect of taxes that are imposed due to their receipt of free natural gas vehicle fuel provided by the Company. Such payments were intended to make our named executive officers whole for the taxes they paid in connection with the fuel. The Company discontinued these payments after the 2010 fiscal year and, therefore, did not make any such payments in 2011 or 2012. The amounts attributable to the 401(k) match and tax payments are as follows: (i) Mr. Littlefair received a 401(k) match of $11,000 in each of 2010 and 2011 and $11,250 in 2012, and a tax payment of $198 for 2010; (ii) Mr. Wheeler received a 401(k) match of $8,250 in each of 2010 and 2011 and $8,500 in 2012, and a tax payment of $750 for 2010; (iii) Mr. Harger received a 401(k) match of $11,000 in each of 2010 and 2011 and $11,250 in 2012, and a tax payment of $782 for 2010; (iv) Mr. Pratt received a 401(k) match of $11,000 in each of 2010 and 2011 and $11,250 in 2012, and a tax payment of $392 for 2010; and (v) Mr. Corbus received a 401(k) match of $8,250 in each of 2010 and 2011 and $8,500 in 2012, and a tax payment of $378 for 2010.

Grants of Plan-Based Awards in Fiscal Year 2012

        The following table provides information regarding the amount of plan-based awards granted in 2012 for each of the named executive officers.

		Estimated Future Payouts Under Non-Equity Incentive Based Plans(1)			All Other Stock Awards: Number of Shares of Stock or Units(2)(#)	All Other Option Awards: Number of Securities Underlying Options(3)(#)	Exercise or Base Price of Option Awards ($/Sh)
								Grant Date Fair Value of Stock and Option Awards(4)($)
Name	Grant Date	Threshold($)	Target ($)	Maximum ($)
Andrew J. Littlefair	—	504,000	720,000	1,080,000	—	—	—	—
	01/25/2012	—	—	—	400,000	—	—	4,524,000
	12/12/2012	—	—	—	—	150,000	13.09	1,081,500
Richard R. Wheeler	—	212,500	297,500	425,000	—	—	—	—
	01/25/2012	—	—	—	205,000	—	—	2,318,550
	12/12/2012	—	—	—	—	75,000	13.09	540,750
James N. Harger	—	242,500	339,500	485,000	—	—	—	—
	01/25/2012	—	—	—	235,000	—	—	2,657,850
	12/12/2012	—	—	—	—	75,000	13.09	540,750
Mitchell W. Pratt	—	222,500	311,500	445,000	—	—	—	—
	01/25/2012	—	—	—	215,000	—	—	2,431,650
	12/12/2012	—	—	—	—	75,000	13.09	540,750
Barclay F. Corbus	—	205,000	287,000	410,000	—	—	—	—
	01/25/2012	—	—	—	200,000	—	—	2,262,000
	12/12/2012	—	—	—	—	75,000	13.09	540,750

(1)
Amounts shown in these columns are the possible payouts under the 2012 cash bonus plan based on the achievement of Company performance and strategic objectives. The actual amounts paid pursuant to the 2012 cash bonus plan are reported in the Summary Compensation Table under the column entitled "Non-Equity Incentive Plan Compensation." The Company performance and strategic objectives under the 2012 cash bonus plan, as well the compensation committee's pay-out determinations for the 2012 cash bonus plan, are detailed above under "Compensation Discussion and Analysis—Elements of Compensation—Annual Cash Bonus."

(2)
The awards shown in this column represent PVUs granted on January 25, 2012 pursuant to our 2006 Plan. Each PVU represents the right to receive one share of our common stock. The PVUs are earned, or "vest," if the closing price of our common stock equals or exceeds, for twenty consecutive trading days, $20.40 during the period beginning on January 25, 2014 and ending on January 24, 2016.

(3)
All options shown in this column were awarded on December 12, 2012 pursuant to our 2006 Plan. The options vest 34% on the first anniversary of the date of grant and 33% on each subsequent anniversary until fully vested, in each case subject to continuing service by the named executive officer.

(4)
Stock (PVU) and option awards are shown at their grant date fair value under FASB ASC 718, "Share Based Payment." The fair value of the options granted on December 12, 2012 was $7.21 per share, and the fair value of the PVUs granted on January 25, 2012 was $11.31 per share. For discussion regarding the valuation model and assumptions used to calculate the fair value of these awards, see note 11 to the consolidated financial statements included in our annual report on Form 10-K for the year ended December 31, 2012.

Outstanding Equity Awards at 2012 Fiscal Year End

        The table below summarizes outstanding equity awards held by our named executive officers at December 31, 2012.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options— Exercisable (#)		Number of Securities Underlying Options— Unexercisable (#)		Option Exercise Price ($)	Option Expiration Date	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Andrew J. Littlefair	60,000	(1)	—		2.96	6/11/2013	—		—
	115,000	(2)	—		2.96	5/6/2015	—		—
	100,000	(3)	—		2.96	5/05/2015	—		—
	60,000	(3)	—		2.96	5/05/2015	—		—
	525,000	(4)	—		12.00	5/23/2017	—		—
	100,000	(5)	—		15.27	12/12/2017	—		—
	155,862	(6)	—		5.09	12/9/2018	—		—
	117,828	(7)	—		6.33	1/1/2019	—		—
	50,000	(8)	—		14.06	10/8/2019	—		—
	67,000	(11)	33,000	(11)	13.49	12/01/2020	—		—
	34,000	(12)	66,000	(12)	14.22	1/3/2021	—		—
	—		150,000	(13)	13.09	12/12/2022	—		—
							400,000	(14)	4,980,000	(15)
Richard R. Wheeler	125,000	(9)	—		2.96	2/01/2014	—		—
	70,000	(2)	—		2.96	2/04/2015	—		—
	55,000	(3)	—		2.96	5/05/2015	—		—
	45,000	(3)	—		2.96	5/05/2015	—		—
	100,000	(5)	—		15.27	12/12/2017	—		—
	71,274	(6)	—		5.09	12/9/2018	—		—
	52,935	(7)	—		6.33	1/1/2019	—		—
	40,000	(8)	—		14.06	10/8/2019	—		—
	33,500	(11)	16,500	(11)	13.49	12/01/2020	—		—
	17,000	(12)	33,000	(12)	14.22	1/3/2021	—		—
	—		75,000	(13)	13.09	12/12/2022	—		—
							205,000	(14)	2,552,250	(15)
James N. Harger	80,000	(2)	—		2.96	2/4/2015	—		—
	55,000	(3)	—		2.96	5/05/2015	—		—
	400,000	(4)	—		12.00	5/23/2017	—		—
	100,000	(5)	—		15.27	12/12/2017	—		—
	71,274	(6)	—		5.09	12/9/2018	—		—
	52,935	(7)	—		6.33	1/1/2019	—		—
	40,000	(8)	—		14.06	10/8/2019	—		—
	33,500	(11)	16,500	(11)	13.49	12/01/2020	—		—
	17,000	(12)	33,000	(12)	14.22	1/3/2021	—		—
	—		75,000	(13)	13.09	12/12/2022	—		—
							235,000	(14)	2,925,750	(15)
Mitchell W. Pratt	85,000	(2)	—		2.96	2/04/2015	—		—
	70,000	(3)	—		2.96	5/05/2015	—		—
	25,000	(3)	—		2.96	5/05/2015	—		—
	300,000	(4)	—		12.00	5/23/2017	—		—
	100,000	(5)	—		15.27	12/12/2017	—		—
	71,274	(6)	—		5.09	12/9/2018	—		—
	52,935	(7)	—		6.33	1/1/2019	—		—
	40,000	(8)	—		14.06	10/8/2019	—		—
	33,500	(11)	16,500	(11)	13.49	12/01/2020	—		—
	17,000	(12)	33,000	(12)	14.22	1/3/2021	—		—
	—		75,000	(13)	13.09	12/12/2022	—		—
							215,000	(14)	2,676,750	(15)
Barclay F. Corbus	350,000	(10)	—		13.25	9/10/2017	—		—
	15,008	(6)	—		5.09	12/9/2018	—		—
	54,645	(7)	—		6.33	1/1/2019	—		—
	40,000	(8)	—		14.06	10/8/2019	—		—
	33,500	(11)	16,500	(11)	13.49	12/01/2020	—		—
	17,000	(12)	33,000	(12)	14.22	1/3/2021	—		—
	—		75,000	(13)	13.09	12/12/2022	—		—
							200,000	(14)	2,490,000	(15)

(1)
This option, granted under our 2002 Plan on June 11, 2003, had the following initial vesting schedule: 34% of the shares were scheduled to vest on June 11, 2004, and 33% of the shares were scheduled to vest for each 12 month period completed thereafter, subject to continuing service by the named executive officer; provided that the option may be subject to earlier vesting upon a "change in control" as described in the plan.

(2)
This option, granted under our 2002 Plan on February 4, 2005, had the following initial vesting schedule: 34% of the shares were scheduled to vest on the date of grant, 33% were scheduled to vest when the fair market value of our common stock met or exceeded $5.00 per share, and 33% of the shares were scheduled to vest when the fair market value of our common stock met or exceeded $7.00, subject to continuing service by the named executive officer; provided that the option may be subject to earlier vesting upon a "change in control" as described in the plan.

(3)
This option, granted under our 2002 Plan on May 6, 2005, had the following initial vesting schedule: 34% of the shares were scheduled to vest on December 31, 2005, and 33% of the shares were scheduled to vest for each 12 month period completed thereafter, subject to continuing service by the named executive officer; provided that the option may be subject to earlier vesting upon a "change in control" as described in the plan.

(4)
This option, granted under our 2006 Plan on May 24, 2007, vested 1/6 on May 24, 2007 and 1/6 on November 24, 2007, and an additional 1/3 on each of November 24, 2008 and November 24, 2009, subject to continuing service by the named executive officer. The 2006 Plan provides that, in the event of a "change in control" as described in the plan, this option, if then outstanding, would vest in full on the date that immediately precedes the change in control.

(5)
This option, granted under our 2006 Plan, vested 34% on the first anniversary of December 12, 2007, the date of grant, and vested 33% on each subsequent anniversary, subject to continuing service by the named executive officer. The 2006 Plan provides that, in the event of a "change in control" as described in the plan, this option, if then outstanding, would vest in full on the date that immediately precedes the change in control.

(6)
This option, granted under our 2006 Plan, vested 34% on the first anniversary of December 10, 2008, the date of grant, and vested 33% on each subsequent anniversary until fully vested, subject to continuing service by the named executive officer. The 2006 Plan provides that, in the event of a "change in control" as described in the plan, this option, if then outstanding, will vest in full on the date that immediately precedes the change in control.

(7)
This option, granted under our 2006 Plan, vested 34% on the first anniversary of January 2, 2009, the date of grant, and vested 33% on each subsequent anniversary until fully vested, subject to continuing service by the named executive officer. The 2006 Plan provides that, in the event of a "change in control" as described in the plan, this option, if then outstanding, will vest in full on the date that immediately precedes the change in control.

(8)
This option, granted under our 2006 Plan, vested 34% on the first anniversary of October 9, 2009, the date of grant, and vested 33% on each subsequent anniversary until fully vested, subject to continuing service by the named executive officer. The 2006 Plan provides that, in the event of a "change in control" as described in the plan, this option, if then outstanding, will vest in full on the date that immediately precedes the change in control.

(9)
This option, granted under our 2002 Plan on February 1, 2004, had the following initial vesting schedule: 8% of the shares were scheduled to vest on the completion of the first month of service after February 1, 2004, and 4% of the shares were scheduled to vest for each month completed thereafter, subject to continuing service by the named executive officer; provided that the option may be subject to earlier vesting upon a "change in control" as described in the plan.

(10)
This option, granted under our 2006 Plan, vested 34% on the first anniversary of September 10, 2007, the date of grant, and vested 33% on each subsequent anniversary until fully vested, subject to continuing service by the named executive officer. The 2006 Plan provides that, in the event of a "change in control" as described in the plan, this option, if then outstanding, will vest in full on the date that immediately precedes the change in control.

(11)
This option, granted under our 2006 Plan, vested 34% on the first anniversary of December 1, 2010, the date of grant, and vests 33% on each subsequent anniversary until fully vested, subject to continuing service by the named executive officer. The 2006 Plan provides that, in the event of a "change in control" as described in the plan, this option, if then outstanding, will vest in full on the date that immediately precedes the change in control.

(12)
This option, granted under our 2006 Plan, vested 34% on the first anniversary of January 3, 2011, the date of grant, and vests 33% on each subsequent anniversary until fully vested, subject to continuing service by the named executive officer. The 2006 Plan provides that, in the event of a "change in control" as described in the plan, this option, if then outstanding, will vest in full on the date that immediately precedes the change in control.

(13)
This option, granted under our 2006 Plan, will vest as to 34% on the first anniversary of December 12, 2012, the date of grant, and vests 33% on each subsequent anniversary until fully vested, subject to continuing service by the named executive officer. The 2006 Plan provides that, in the event of a "change in control" as described in the plan, this option, if then outstanding, will vest in full on the date that immediately precedes the change in control.

(14)
PVU awards granted under our 2006 Plan, that will vest if, between January 25, 2014 and January 24, 2016, the closing price of the Company's common stock equals or exceeds $20.40 for twenty consecutive trading days.

(15)
Determined by multiplying the unvested PVUs by $12.45, the closing price of our common stock on December 31, 2012.

2012 Option Exercises and Stock Vested

        The table below summarizes options exercised by our named executive officers during the fiscal year ended December 31, 2012. None of our executive officers had any restricted stock that vested during the fiscal year ended December 31, 2012.

	Option Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise($)
Andrew J. Littlefair	385,000	5,106,351
Richard R. Wheeler	140,444	2,073,129
James N. Harger	150,444	2,333,861
Mitchell W. Pratt	140,444	1,442,084
Barclay F. Corbus	30,000	312,950

Employment Agreements

  Employment Agreement with Andrew J. Littlefair

        We have entered an amended and restated employment agreement with Andrew J. Littlefair, our President and Chief Executive Officer. The employment agreement has a term ending on December 31, 2015, and thereafter renews for consecutive one year periods unless either party gives written notice of its intent not to renew within sixty days of the expiration of the initial term or any renewal term. Mr. Littlefair is entitled to a base salary of no less than $475,200, and his current base salary for 2013 is $756,000. Pursuant to the agreement, Mr. Littlefair is eligible for an annual performance bonus, as described above under "Compensation Discussion and Analysis—Elements of Compensation—Annual Cash Bonus." Mr. Littlefair is also eligible to participate in any and all plans providing general benefits to our management level employees. Upon termination of Mr. Littlefair's employment, he is entitled to the compensation and benefits described below under "Potential Payments Upon Termination or Change in Control." For fiscal 2012, salary and bonus consisted of 21.3% of Mr. Littlefair's total compensation.

  Employment Agreement with Richard R. Wheeler

        We have entered an amended and restated employment agreement with Richard R. Wheeler, our Chief Financial Officer. The employment agreement has a term ending on December 31, 2015, and thereafter renews for consecutive one year periods unless either party gives written notice of its intent not to renew within sixty days of the expiration of the initial term or any renewal term. Mr. Wheeler is entitled to a base salary of no less than $313,250, and his current base salary for 2013 is $446,250. Pursuant to the agreement, Mr. Wheeler is eligible for an annual performance bonus, as described above under "Compensation Discussion and Analysis—Elements of Compensation—Annual Cash Bonus." Mr. Wheeler is also eligible to participate in any and all plans providing general benefits to our management level employees. Upon termination of Mr. Wheeler's employment, he is entitled to the compensation and benefits described below under "Potential Payments Upon Termination or Change in Control." For fiscal 2012, salary and bonus consisted of 20.8% of Mr. Wheeler's total compensation.

  Employment Agreement with James N. Harger

        We have entered an amended and restated employment agreement with James N. Harger, our Chief Marketing Officer. The employment agreement has a term ending on December 31, 2015, and thereafter renews for consecutive one year periods unless either party gives written notice of its intent not to renew within sixty days of the expiration of the initial term or any renewal term. Mr. Harger is entitled to a base salary of no less than $287,500, and his current base salary for 2013 is $509,250.

Pursuant to the agreement, Mr. Harger is eligible for an annual performance bonus, as described above under "Compensation Discussion and Analysis—Elements of Compensation—Annual Cash Bonus." Mr. Harger is also eligible to participate in any and all plans providing general benefits to our management level employees. Upon termination of Mr. Harger's employment, he is entitled to the compensation and benefits described below under "Potential Payments Upon Termination or Change in Control." For fiscal 2012, salary and bonus consisted of 20.8% of Mr. Harger's total compensation.

  Employment Agreement with Mitchell W. Pratt

        We have entered an amended and restated employment agreement with Mitchell W. Pratt, our Chief Operating Officer. The employment agreement has a term ending on December 31, 2015, and thereafter renews for consecutive one year periods unless either party gives written notice of its intent not to renew within sixty days of the expiration of the initial term or any renewal term. Mr. Pratt is entitled to a base salary of no less than $280,000, and his current base salary for 2013 is $467,250. Pursuant to the agreement, Mr. Pratt is eligible for an annual performance bonus, as described above under "Compensation Discussion and Analysis—Elements of Compensation—Annual Cash Bonus." Mr. Pratt is also eligible to participate in any and all plans providing general benefits to our management level employees. Upon termination of Mr. Pratt's employment, he is entitled to the compensation and benefits described below under "Potential Payments Upon Termination or Change in Control." For fiscal 2012, salary and bonus consisted of 20.8% of Mr. Pratt's total compensation.

  Employment Agreement with Barclay F. Corbus

        We have entered an employment agreement with Barclay F. Corbus, our Senior Vice President, Strategic Development. The employment agreement has a term ending on December 31, 2015, and thereafter renews for consecutive one year periods unless either party gives written notice of its intent not to renew within sixty days of the expiration of the initial term or any renewal term. Mr. Corbus is entitled to a base salary of no less than $286,000, and his current base salary for 2013 is $430,500. Pursuant to the agreement, Mr. Corbus is eligible for an annual performance bonus, as described above under "Compensation Discussion and Analysis—Elements of Compensation—Annual Cash Bonus." Mr. Corbus is also eligible to participate in any and all plans providing general benefits to our management level employees. Upon termination of Mr. Corbus's employment, he is entitled to the compensation and benefits described below under "Potential Payments Upon Termination or Change in Control." For fiscal 2012, salary and bonus consisted of 22.3% of Mr. Corbus's total compensation.

Pension Benefits, Non-qualified Defined Contribution and Other Deferred Compensation Plans

        We do not have any tax-qualified defined benefit plans or supplemental executive retirement plans that provide for payments or other benefits to our named executive officers in connection with their retirement. We also do not have any non-qualified defined contribution plans or other deferred compensation plans that provide for payments or other benefits to our named executive officers.

Potential Payments Upon Termination or Change in Control

        The tables and narrative below describe the amount of compensation to be paid to our named executive officers in the event of a termination of employment or a change in control. The amount of compensation payable to each of our named executive officers upon voluntary termination, involuntary not-for-cause termination, for cause termination, termination following a change in control and in the event of disability or death of our named executive officers is shown in tabular format below. The amounts shown in the tables assume that such termination was effective as of December 31, 2012, and thus includes amounts earned through such time and are estimates of the amounts which would be paid out to our named executive officers upon their termination. On December 31, 2012, the closing price of our common stock was $12.45 per share. The actual amounts to be paid out can only be determined at the time of such named executive officer's separation with our Company.

        Regardless of the manner in which the employment of a named executive officer is terminated, he is entitled to receive amounts earned during his term of employment. Such amounts include:

  •
  non-equity incentive compensation earned, to the extent vested, based on the amount of time the executive was employed by the Company;

  •
  equity awarded pursuant to our 2002 Plan and 2006 Plan, to the extent vested;

  •
  amounts contributed and vested under our qualified retirement plan; and

  •
  unused vacation pay.

        In addition, the PVUs held by the named executive officers are subject to the following provisions regarding changes in the employment status of a PVU holder: (i) the PVU award will be forfeited in full if the holder's employment with the Company is terminated for cause (as defined in the holder's employment agreement) or voluntarily by the holder prior to the Termination Date; (ii) if the holder's employment is terminated by the Company without cause (as defined in the holder's employment agreement) and the Stock Price Hurdle is subsequently satisfied prior to the Termination Date, the Time-Vested Percentage (as defined below) of the PVUs will vest on the date the Stock Price Hurdle is satisfied; (iii) if the holder ceases to be an employee due to death or disability, the Time-Vested Percentage of the PVUs will immediately vest; and (iv) if the Company experiences a Change in Control (as defined in the 2006 Plan) prior to the Termination Date, 100% of the PVUs will vest, provided that the per share consideration received by holders of common stock in connection with such Change in Control equals or exceeds $20.40.

  Andrew J. Littlefair

        The following table shows the potential cash payments upon termination and/or a change in control of the Company for our President and Chief Executive Officer, Andrew J. Littlefair. If we terminate Mr. Littlefair's employment without cause, or if Mr. Littlefair terminates his employment within one year of a change in control, he is entitled to a payment of 150% of his base salary, 150% of his previous year's annual cash bonus and payment of medical and related benefits for one year. If we terminate his employment without cause within one year of an acquisition or similar change in control, he is entitled to a payment of 200% of his base salary, 200% of his previous year's annual cash bonus and medical and related benefits for one year. At December 31, 2012, Mr. Littlefair's annual base salary was $720,000 and his prior-year bonus was $365,650. If his employment is terminated for cause, we may repurchase all or a portion of our stock owned by him. If his employment is terminated because of death or disability, we must repurchase all of our stock owned by him. If the Company experiences a Change in Control (as defined in the 2006 Plan), then (i) as provided by the 2006 Plan, all of Mr. Littlefair's options that are outstanding on the date that immediately precedes the Change in Control will become immediately exercisable on that date, and (ii) if the Change in Control occurs prior to the Termination Date, then 100% of Mr. Littlefair's PVUs will vest, provided that the per share consideration received by holders of common stock in connection with such Change in Control equals or exceeds $20.40.

Benefit and Payments Upon Separation	Voluntary Termination	Involuntary Not For Cause Termination	For Cause Termination	Voluntary Termination within One Year of a Change in Control	Termination Without Cause within One Year of Change in Control	Termination Due to Disability	Termination Due to Death
Cash Severance Payment:	$0	$1,628,475	$0	$1,628,475	$2,171,300	$0	$0
Continuation of Medical/Welfare Benefits (present value):	$0	$9,732	$0	$9,732	$9,732	$0	$0
Repurchase of Common Stock(1)	$0	$0	$0	$0	$0	$5,254,510	$5,254,510
PVU Vesting(2)	$0	$0	$0	$0	$0	$1,141,416	$1,141,416

Total:	$0	$1,638,207	$0	$1,638,207	$2,181,032	$6,395,926	$6,395,926

(1)
Assumes a fair market value of $12.45 per share, the closing price of our common stock on December 31, 2012. Mr. Littlefair held 422,049 shares of common stock on December 31, 2012.

(2)
At December 31, 2012, the "Time Vested Percentage" of the PVUs was 22.92%, or 91,680 shares. The amounts in this row were determined by multiplying the 91,680 shares by $12.45, the closing price of the Company's common stock on December 31, 2012.

        For purposes of Mr. Littlefair's employment agreement, (i) "cause" means (1) Mr. Littlefair committing a material act of dishonesty against our Company, (2) Mr. Littlefair being convicted of a felony involving moral turpitude or (3) Mr. Littlefair committing a material breach of his confidentiality, trade secret, non solicitation or invention obligations under the employment agreement; and (ii) "change in control" means any "person" (as defined or referred to in Section 3(a)(9) and/or 13(d)(1), et seq. of the Securities Exchange Act of 1934, as amended, and the associated rules of the Securities and Exchange Commission promulgated thereunder), other than an existing shareholder of our Company as of January 1, 2006, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended), directly or indirectly, of securities of our Company representing 50% plus one share, or more, of the combined voting power of our then outstanding securities.

  Richard R. Wheeler

        The following table shows the potential cash payments upon termination and/or a change in control of the Company for our Chief Financial Officer, Richard R. Wheeler. If we terminate Mr. Wheeler's employment without cause, or if Mr. Wheeler terminates his employment within one year of a change in control, he is entitled to a payment of 150% of his base salary, 150% of his previous year's annual cash bonus and payment of medical and related benefits for one year. If we terminate his employment without cause within one year of an acquisition or similar change in control, he is entitled to a payment of 200% of his base salary, 200% of his previous year's annual cash bonus and medical and related benefits for one year. At December 31, 2012, Mr. Wheeler's annual base salary was $425,000 and his prior-year bonus was $150,800. If his employment is terminated for cause, we may repurchase all or a portion of our stock owned by him. If his employment is terminated because of death or disability, we must repurchase all of our stock owned by him. If the Company experiences a Change in Control (as defined in the 2006 Plan), then (i) as provided by the 2006 Plan, all of Mr. Wheeler's options that are outstanding on the date that immediately precedes the Change in Control will become immediately exercisable on that date, and (ii) if the Change in Control occurs prior to the Termination Date, then 100% of Mr. Wheeler's PVUs will vest, provided that the per share consideration received by holders of common stock in connection with such Change in Control equals or exceeds $20.40.

Benefit and Payments Upon Separation	Voluntary Termination	Involuntary Not For Cause Termination	For Cause Termination	Voluntary Termination within One Year of a Change in Control	Termination Without Cause within One Year of Change in Control	Termination Due to Disability	Termination Due to Death
Cash Severance Payment:	$0	$863,700	$0	$863,700	$1,151,600	$0	$0
Continuation of Medical/Welfare Benefits (present value):	$0	$9,266	$0	$9,266	$9,266	$0	$0
Repurchase of Common Stock(1)	$0	$0	$0	$0	$0	$441,278	$441,278
PVU Vesting(2)	$0	$0	$0	$0	$0	$584,976	$584,976

Total:	$0	$872,966	$0	$872,966	$1,160,866	$1,026,254	$1,026,254

(1)
Assumes a fair market value of $12.45 per share, the closing price of our common stock on December 31, 2012. Mr. Wheeler held 35,444 shares of common stock on December 31, 2012.

(2)
At December 31, 2012, the "Time-Vested Percentage" of the PVUs was 22.92%, or 46,986 shares. The amounts in this row were determined by multiplying the 46,986 shares by $12.45, the closing price of the Company's common stock on December 31, 2012.

        For purposes of Mr. Wheeler's employment agreement, (i) "cause" means (1) Mr. Wheeler committing a material act of dishonesty against our Company, (2) Mr. Wheeler being convicted of a felony involving moral turpitude or (3) Mr. Wheeler committing a material breach of his confidentiality, trade secret, non solicitation or invention obligations under his employment agreement; and (ii) "change in control" means any "person" (as defined or referred to in Section 3(a)(9) and/or 13(d)(1), et seq. of the Securities Exchange Act of 1934, as amended, and the associated rules of the Securities and Exchange Commission promulgated thereunder), other than an existing shareholder of our Company as of January 1, 2006, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended), directly or indirectly, of securities of our Company representing 50% plus one share, or more, of the combined voting power of our then outstanding securities.

  James N. Harger

        The following table shows the potential cash payments upon termination and/or a change in control of the Company for our Chief Marketing Officer, James N. Harger. If we terminate Mr. Harger's employment without cause, or if Mr. Harger terminates his employment within one year of a change in control, he is entitled to a payment of 150% of his base salary, 150% of his previous year's annual cash bonus and payment of medical and related benefits for one year. If we terminate his employment without cause within one year of an acquisition or similar change in control, he is entitled to a payment of 200% of his base salary, 200% of his previous year's annual cash bonus and medical and related benefits for one year. At December 31, 2012, Mr. Harger's annual base salary was $485,000 and his prior year bonus was $150,800. If his employment is terminated for cause, we may repurchase all or a portion of our stock owned by him. If his employment is terminated because of death or disability, we must repurchase all of our stock owned by him. If the Company experiences a Change in Control (as defined in the 2006 Plan), then (i) as provided by the 2006 Plan, all of Mr. Harger's options that are outstanding on the date that immediately precedes the Change in Control will become immediately exercisable on that date, and (ii) if the Change in Control occurs prior to the Termination

Date, then 100% of Mr. Harger's PVUs will vest, provided that the per share consideration received by holders of common stock in connection with such Change in Control equals or exceeds $20.40.

Benefit and Payments Upon Separation	Voluntary Termination	Involuntary Not For Cause Termination	For Cause Termination	Voluntary Termination within One Year of a Change in Control	Termination Without Cause within One Year of Change in Control	Termination Due to Disability	Termination Due to Death
Cash Severance Payment	$0	$953,700	$0	$953,700	$1,271,600	$0	$0
Continuation of Medical/Welfare Benefits (present value):	$0	$9,732	$0	$9,732	$9,732	$0	$0
Repurchase of Common Stock(1)	$0	$0	$0	$0	$0	$4,692,754	$4,692,754
PVU Vesting(2)	$0	$0	$0	$0	$0	$670,582	$670,582

Total:	$0	$963,432	$0	$963,432	$1,281,332	$5,363,336	$5,363,336

(1)
Assumes a fair market value of $12.45 per share, the closing price of our common stock on December 31, 2012. Mr. Harger held 376,928 shares of common stock on December 31, 2012.

(2)
At December 31, 2012, the "Time-Vested Percentage" of the PVUs was 22.92%, or 53,862 shares. The amounts in this row were determined by multiplying the 53,862 shares by $12.45, the closing price of the Company's common stock on December 31, 2012.

        For purposes of Mr. Harger's employment agreement, (i) "cause" means (1) Mr. Harger committing a material act of dishonesty against our Company, (2) Mr. Harger being convicted of a felony involving moral turpitude or (3) Mr. Harger committing a material breach of his confidentiality, trade secret, non solicitation or invention obligations under his employment agreement; and (ii) "change in control" means any "person" (as defined or referred to in Section 3(a)(9) and/or 13(d)(1), et seq. of the Securities Exchange Act of 1934, as amended, and the associated rules of the Securities and Exchange Commission promulgated thereunder), other than an existing shareholder of our Company as of January 1, 2006, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended), directly or indirectly, of securities of our Company representing 50% plus one share, or more, of the combined voting power of our then outstanding securities.

  Mitchell W. Pratt

        The following table shows the potential cash payments upon termination and/or a change in control of the Company for our Chief Operating Officer and Corporate Secretary, Mitchell W. Pratt. If we terminate Mr. Pratt's employment without cause, or if Mr. Pratt terminates his employment within one year of a change in control, he is entitled to a payment of 150% of his base salary, 150% of his previous year's annual cash bonus and payment of medical and related benefits for one year. If we terminate his employment without cause within one year of an acquisition or similar change in control, he is entitled to a payment of 200% of his base salary, 200% of his previous year's annual cash bonus and medical and related benefits for one year. At December 31, 2011, Mr. Pratt's annual base salary was $445,000 and his prior year bonus was $150,800. If his employment is terminated for cause, we may repurchase all or a portion of our stock owned by him. If his employment is terminated because of death or disability, we must repurchase all of our stock owned by him. If the Company experiences a Change in Control (as defined in the 2006 Plan), then (i) as provided by the 2006 Plan, all of Mr. Pratt's options that are outstanding on the date that immediately precedes the Change in Control will become immediately exercisable on that date, and (ii) if the Change in Control occurs prior to the Termination Date, then 100% of Mr. Pratt's PVUs will vest, provided that the per share consideration received by holders of common stock in connection with such Change in Control equals or exceeds $20.40.

Benefit and Payments Upon Separation	Voluntary Termination	Involuntary Not For Cause Termination	For Cause Termination	Voluntary Termination within One Year of a Change in Control	Termination Without Cause within One Year of Change in Control	Termination Due to Disability	Termination Due to Death
Cash Severance Payment:	$0	$893,700	$0	$893,700	$1,191,600	$0	$0
Continuation of Medical/Welfare Benefits (present value):	$0	$9,732	$0	$9,732	$9,732	$0	$0
Repurchase of Common Stock(1)	$0	$0	$0	$0	$0	$1,517,618	$1,517,618
PVU Vesting(2)	$0	$0	$0	$0	$0	$613,511	$613,511

Total:	$0	$903,432	$0	$903,432	$1,201,332	$2,131,129	$2,131,129

(1)
Assumes a fair market value of $12.45 per share, the closing price of our common stock on December 31, 2012. Mr. Pratt held 121,897 shares of common stock on December 31, 2012.

(2)
At December 31, 2012, the "Time-Vested Percentage" of the PVUs was 22.92%, or 49,278 shares. The amounts in this row were determined by multiplying the 49,278 shares by $12.45, the closing price of the Company's common stock on December 31, 2012.

        For purposes of Mr. Pratt's employment agreement, (i) "cause" means (1) Mr. Pratt committing a material act of dishonesty against our Company, (2) Mr. Pratt being convicted of a felony involving moral turpitude or (3) Mr. Pratt committing a material breach of his confidentiality, trade secret, non solicitation or invention obligations under his employment agreement; and (ii) "change in control" means any "person" (as defined or referred to in Section 3(a)(9) and/or 13(d)(1), et seq. of the Securities Exchange Act of 1934, as amended, and the associated rules of the Securities and Exchange Commission promulgated thereunder), other than an existing shareholder of our Company as of January 1, 2006, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended), directly or indirectly, of securities of our Company representing 50% plus one share, or more, of the combined voting power of our then outstanding securities.

  Barclay F. Corbus

        The following table shows the potential cash payments upon termination and/or a change in control of the Company for our Senior Vice President of Strategic Development, Barclay F. Corbus. If we terminate Mr. Corbus's employment without cause, or if Mr. Corbus terminates his employment within one year of a change in control, he is entitled to a payment of 150% of his base salary, 150% of his previous year's annual cash bonus and payment of medical and related benefits for one year. If we terminate his employment without cause within one year of an acquisition or similar change in control, he is entitled to a payment of 200% of his base salary, 200% of his previous year's annual cash bonus and medical and related benefits for one year. At December 31, 2012, Mr. Corbus's annual base salary was $410,000 and his prior year bonus was $144,603. If the Company experiences a Change in Control (as defined in the 2006 Plan), then (i) as provided by the 2006 Plan, all of Mr. Corbus's options that are outstanding on the date that immediately precedes the Change in Control will become immediately exercisable on that date, and (ii) if the Change in Control occurs prior to the Termination Date, then

100% of Mr. Corbus's PVUs will vest, provided that the per share consideration received by holders of common stock in connection with such Change in Control equals or exceeds $20.40.

Benefit and Payments Upon Separation	Voluntary Termination	Involuntary Not For Cause Termination	For Cause Termination	Voluntary Termination within One Year of a Change in Control	Termination Without Cause within One Year of Change in Control	Termination Due to Disability	Termination Due to Death
Cash Severance Payment:	$0	$831,905	$0	$831,905	$1,109,206	$0	$0
Continuation of Medical/Welfare Benefits (present value):	$0	$9,732	$0	$9,732	$9,732	$0	$0
PVU Vesting(1)	$0	$0	$0	$0	$0	$570,708	$570,708

Total:	$0	$841,637	$0	$841,637	$1,118,938	$570,708	$570,708

(1)
At December 31, 2012, the "Time-Vested Percentage" of the PVUs was 22.92%, or 45,840 shares. The amounts in this row were determined by multiplying the 45,840 shares by $12.45, the closing price of the Company's common stock on December 31, 2012.

        For purposes of Mr. Corbus's employment agreement, (i) "cause" means (1) Mr. Corbus committing a material act of dishonesty against our Company, (2) Mr. Corbus being convicted of a felony involving moral turpitude or (3) Mr. Corbus committing a material breach of his confidentiality, trade secret, non solicitation or invention obligations under his employment agreement; and (ii) "change in control" means any "person" (as defined or referred to in Section 3(a)(9) and/or 13(d)(1), et seq. of the Securities Exchange Act of 1934, as amended, and the associated rules of the Securities and Exchange Commission promulgated thereunder), other than an existing shareholder of our Company as of January 1, 2006, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended), directly or indirectly, of securities of our Company representing 50% plus one share, or more, of the combined voting power of our then outstanding securities.

Overview of Director Compensation

        We use cash and stock based incentive compensation to attract and retain qualified candidates to serve on our Board. In setting director compensation, we consider the significant amount of time that our directors expend in fulfilling their duties to our Company as well as the experience and skill level required of our members of the Board. We have also awarded compensation to individual directors in recognition of outstanding service or efforts on the Company's behalf. Directors who are our employees receive no additional compensation for their services as directors.

  Cash Compensation Paid to Board Members

        We pay the following cash compensation to our non-employee directors:

  •
  Except for Messrs. Mitchell and Miller, all of our non-employee directors are paid $60,000 per year.

  •
  In recognition of the additional responsibilities of Mr. Mitchell, Chairman of the Board, and Mr. Miller, Chair of the audit committee, Mr. Mitchell is paid $120,000 per year and Mr. Miller is paid $70,000 per year.

  Stock Based Incentive Compensation

        We have typically awarded stock options to directors at the compensation committee meeting held in December of each year; provided that the determination as to which directors receive awards, as well as the timing and the amount of any such awards, is discretionary. In order to give the compensation committee more time to complete an evaluation of the compensation we pay our non-employee directors, the stock option awards we expected to make in December 2011 were delayed until a compensation committee meeting in late January 2012. We returned to our historical practice and awarded stock options to our non-employee directors at the compensation committee meeting held in December 2012. See the footnotes to the Director Compensation table below for information about the options held by our directors at December 31, 2012.

2012 Director Compensation

        The table below summarizes the compensation we paid to directors who are not employees of our Company for the fiscal year ended December 31, 2012.

Name(1)	Fees Earned or Paid in Cash ($)	Option Awards ($)(2)(3)	Total ($)
Warren I. Mitchell, Chairman(4)	120,000	371,200	491,200
John S. Herrington(5)	60,000	371,200	431,200
James C. Miller III(6)	70,000	371,200	441,200
Boone Pickens(7)	60,000	371,200	431,200
Kenneth M. Socha(8)	60,000	371,200	431,200
Vincent C. Taormina(9)	60,000	371,200	431,200
James E. O'Connor	60,000	371,200	431,200

(1)
Andrew J. Littlefair, our President and Chief Executive Officer, is not included in this table because he is an employee of the Company and, thus, receives no additional compensation for his services as a director. The compensation received by Mr. Littlefair as an employee of the Company is shown in the Summary Compensation Table above.

(2)
On January 25, 2012, Messrs. Mitchell, Herrington, Miller, O'Connor, Pickens, Socha and Taormina were each granted 25,000 stock options with a fair value of $9.08 per grant calculated under FASB ASC 718. On December 12, 2012, Messrs. Mitchell, Herrington, Miller, O'Connor, Pickens, Socha and Taormina were each granted 20,000 stock options with a fair value of $7.21 per grant calculated under FASB ASC 718.

(3)
The amounts listed in this column reflect the grant date fair values calculated in accordance with FASB ASC 718. For a more detailed discussion on the valuation model and assumptions used to calculate the fair value of these awards, see note 11 to the consolidated financial statements included in our annual report on Form 10-K for the year ended December 31, 2012.

(4)
As of December 31, 2012, Mr. Mitchell had fully vested and outstanding options to purchase the following: 42,000 shares at an exercise price of $2.96, 72,500 shares at an exercise price of $12.00, 25,000 shares at an exercise price of $15.27, 25,997 shares at an exercise price of $5.09, 19,638 shares at an exercise price of $6.33, 20,000 shares at an exercise price of $14.06, 13,400 shares at an exercise price of $13.49, and 6,800 shares at an exercise price of $14.22. As of December 31, 2012, Mr. Mitchell had the following unvested options outstanding: 6,600 options at an exercise price of $13.49, 13,200 options at an exercise price of $14.22, 25,000 options at an exercise price of $15.11 and 20,000 shares at an exercise price of $13.09.

(5)
As of December 31, 2012, Mr. Herrington had fully vested and outstanding options to purchase the following: 10,000 shares at an exercise price of $2.96, 80,000 shares at an exercise price of

  $12.00, 25,000 shares at an exercise price of $15.27, 25,997 shares at an exercise price of $5.09, 19,638 shares at an exercise price of $6.33, 20,000 shares at an exercise price of $14.06, 13,400 shares at an exercise price of $13.49 and 6,800 shares at an exercise price of $14.22. As of December 31, 2012, Mr. Herrington had the following unvested options outstanding: 6,600 options at an exercise price of $13.49, 13,200 options at an exercise price of $14.22, 25,000 options at an exercise price of $15.11 and 20,000 shares at an exercise price of $13.09.

(6)
As of December 31, 2012, Mr. Miller had fully vested and outstanding options to purchase the following: 8,250 shares at an exercise price of $15.27, 17,145 shares at an exercise price of $5.09, 12,961 shares at an exercise price of $6.33, 20,000 shares at an exercise price of $14.06, 13,400 shares at an exercise price of $13.49 and 6,800 shares at an exercise price of $14.22. As of December 31, 2012, Mr. Miller had the following unvested options outstanding: 6,600 options at an exercise price of $13.49, 13,200 options at an exercise price of $14.22, 25,000 options at an exercise price of $15.11 and 20,000 shares at an exercise price of $13.09.

(7)
As of December 31, 2012, Mr. Pickens had fully vested and outstanding options to purchase the following: 113,897 shares at an exercise price of $5.09, 86,103 shares at an exercise price of $6.33, 400,000 shares at an exercise price of $14.06, 13,400 shares at an exercise price of $13.49 and 6,800 shares at an exercise price of $14.22. As of December 31, 2012, Mr. Pickens had the following unvested options outstanding: 6,600 options at an exercise price of $13.49, 13,200 options at an exercise price of $14.22, 25,000 options at an exercise price of $15.11 and 20,000 shares at an exercise price of $13.09.

(8)
As of December 31, 2012, Mr. Socha had fully vested and outstanding options to purchase the following: 10,000 shares at an exercise price of $5.09, 19,638 shares at an exercise price of $6.33, 20,000 shares at an exercise price of $14.06, 13,400 shares at an exercise price of $13.49 and 6,800 shares at an exercise price of $14.22. As of December 31, 2012, Mr. Socha had the following unvested options outstanding: 6,600 options at an exercise price of $13.49, 13,200 options at an exercise price of $14.22, 25,000 options at an exercise price of $15.11 and 20,000 shares at an exercise price of $13.09.

(9)
As of December 31, 2012, Mr. Taormina had fully vested and outstanding options to purchase the following: 25,000 shares at an exercise price of $14.43, 25,997 shares at an exercise price of $5.09, 19,638 shares at an exercise price of $6.33, 20,000 shares at an exercise price of $14.06, 13,400 shares at an exercise price of $13.49 and 6,800 shares at an exercise price of $14.22. As of December 31, 2012, Mr. Taormina had the following unvested options outstanding: 6,600 options at an exercise price of $13.49, 13,200 options at an exercise price of $14.22, 25,000 options at an exercise price of $15.11 and 20,000 shares at an exercise price of $13.09.

Stock Incentive Plans

2002 Stock Option Plan

        Our Board adopted our 2002 Plan, in December 2002. Our stockholders approved the plan and all material amendments. Upon the closing of our initial public offering, the share reserve available for grant under the 2002 Plan was cancelled; and all new grants will be made under our 2006 Plan, described below. If any outstanding option under the 2002 Plan expires or is cancelled, the shares allocable to the unexercised portion of that option will be added to the share reserve under the 2006 Plan and will be available for grant under the 2006 Plan.

        Administration.    The 2002 Plan may be administered by the Board or a committee of the Board. In the case of options intended to qualify as "performance based compensation" within the meaning of Section 162(m) of the Internal Revenue Code of 1986 ("Code"), the administrator of the plan will consist of two or more outside directors within the meaning of Section 162(m) of the Code. The administrator has the authority, in its sole discretion:

  •
  to determine the fair market value of the common stock,

  •
  to determine the terms and conditions of any options, including exercise price, the method of payment of the exercise price, term, vesting and whether the option is a non-statutory stock option or an incentive stock option,

  •
  to reduce the exercise price of any option to the then current fair market value if the fair market value of the optioned stock has declined since the date of grant of that option,

  •
  to delegate to others responsibilities to assist in administering the 2002 Plan, and

  •
  to construe and interpret the terms of the 2002 Plan and option agreements and other documentation related to the 2002 Plan.

        Eligibility.    Effective upon the closing of our initial public offering, we may no longer grant new options under the 2002 Plan.

        Options.    With respect to options intended to qualify as "performance based compensation" within the meaning of Section 162(m) of the Code, the exercise price must be at least equal to the fair market value of our common stock on the date of grant. In addition, the exercise price for any incentive stock option granted to any employee owning more than 10% of our common stock may not be less than 110% of the fair market value of our common stock on the date of grant. The term of any stock option may not exceed ten years, except that with respect to any participant who owns 10% or more of the voting power of all classes of our outstanding capital stock, the term for incentive stock options must not exceed five years.

        Unless the administrator determines otherwise, unvested shares typically will be subject to forfeiture or to our right of repurchase, which we may exercise upon the voluntary or involuntary termination of the participant's service with us for any reason, including death or disability.

        Adjustments upon change in control.    The 2002 Plan provides that in the event of a "change in control," our Company and the successor corporation, if any, may agree:

  •
  that all options outstanding on the date that immediately precedes the change in control will become immediately exercisable on that date, with the 2002 Plan terminating upon the date of the change in control (with 21 days prior written notice to the optionees),

  •
  to terminate the 2002 Plan and cancel all outstanding options effective as of the date of the change in control, and either (1) provide 21 days prior written notice to optionees so that the optionees can exercise options that are otherwise exercisable at that time, (2) replace such options with comparable options in the successor corporation or parent thereof, or (3) deliver to each optionee the difference between the fair market value of a share on the date of the change in control and the exercise price of the optionee's option, multiplied by the number of shares underlying the option, or

  •
  that the successor corporation or its parent will assume the 2002 Plan and all outstanding options effective as of the date of the change in control.

        Amendment and termination.    The administrator has the authority to amend, suspend or discontinue the 2002 Plan, subject to the approval of the stockholders in the case of certain amendments. No amendment, suspension or discontinuation will impair the rights of any option, unless agreed to by the optionee.

Amended & Restated 2006 Equity Incentive Plan

        Our 2006 Plan was adopted by our Board and approved by our stockholders in May 2009. Under the 2006 Plan, 16,890,500 shares of common stock are authorized for issuance at December 31, 2012, and, by the terms of the 2006 Plan, the number of shares authorized for issuance under the 2006 Plan increased by 1,000,000 on January 1, 2013. The number of shares reserved for issuance under the 2006 Plan increases automatically, without the need for further Board or stockholder approval, on the first day of each of our fiscal years (up through January 1, 2016) by the lesser of (1) 15% of our outstanding common stock on the last day of the immediately preceding fiscal year, (2) 1,000,000 shares of common stock, or (3) such lesser number of shares as may be determined by the Board.

        If any outstanding option under the 2002 Plan expires or is cancelled, the shares allocable to the unexercised portion of that option will be added to the share reserve under the 2006 Plan and will become available for grant under the 2006 Plan.

        Share limit.    No participant in the 2006 Plan can receive option grants, stock appreciation rights or stock awards for more than 2,000,000 shares total in any calendar year, or for more than 4,000,000 shares total in connection with the participant's initial service.

        Administration.    The 2006 Plan will be administered by our Board or the compensation committee of the Board. In the case of options intended to qualify as "performance based compensation" within the meaning of Section 162(m) of the Code, the administrator of the plan will consist of two or more outside directors within the meaning of Section 162(m) of the Code. The administrator has the authority, in its sole discretion:

  •
  to select the recipients to whom options, stock awards, stock appreciation rights and cash awards may, from time to time, be granted under the 2006 Plan,

  •
  to determine whether and to what extent options, stock awards, stock appreciation rights and cash awards are granted under the 2006 Plan,

  •
  to determine the number of shares that are covered by options, stock awards, and stock appreciation rights grants and the terms of such agreements,

  •
  to determine the terms and conditions of any options, stock awards and stock appreciation rights, including exercise price, the method of payment of the exercise price, term, vesting and whether the option is a non-statutory stock option or an incentive stock option, and

  •
  to construe and interpret the terms of the 2006 Plan and agreements and other documentation related to the 2006 Plan.

        Eligibility.    The 2006 Plan provides for the grant of options to purchase shares of common stock, stock awards, stock appreciation rights and cash awards. Incentive stock options may be granted only to employees. Nonstatutory stock options and other stock based awards may be granted to employees, non-employee directors, advisors and consultants.

        Vesting.    Although the 2006 Plan provides the administrator with the discretion to determine the vesting schedule, we expect that options (other than the initial option grants) granted to optionees will generally vest over three years, at a rate of 34%, 33%, and 33% per year, respectively, if the optionee is then in service to the Company.

        Adjustments upon change in control.    The 2006 Plan provides that in the event of a "change in control," all awards outstanding on the date that immediately precedes the change in control will become immediately exercisable on that date, unless otherwise expressly provided in the award document.

        Amendment and termination.    The plan terminates 10 years after its initial adoption, unless earlier terminated by the Board. The Board or the compensation committee may amend or terminate the plan at any time, subject to stockholder approval where required by applicable law. Any amendment or termination may not impair the rights of holders of outstanding awards without their consent.

U.S. Tax Consequences

        The federal tax rules applicable to awards under the 2006 Plan under the Code are summarized below. This summary omits the tax laws of any municipality, state, or foreign country in which a participant resides. Stock option grants under the 2006 Plan may be intended to qualify as incentive stock options under Section 422 of the Code or may be non-qualified stock options governed by Section 83 of the Code. Generally, no federal income tax is payable by a participant upon the grant of a stock option, and a deduction is not taken by the Company. Under current tax laws, if a participant exercises a non-qualified stock option, he or she will have taxable income equal to the difference between the market price of the common stock on the exercise date and the stock option grant price. We will be entitled to a corresponding deduction on our income tax return. A participant will not have any taxable income upon exercising an incentive stock option after the applicable holding periods have been satisfied (except that the alternative minimum tax may apply), and we will not receive a deduction when an incentive stock option is exercised. The treatment for a participant of a disposition of shares acquired through the exercise of a stock option depends on how long the shares were held and on whether the shares were acquired by exercising an incentive stock option or a non-qualified stock option. We may be entitled to a deduction in the case of a disposition of shares acquired under an incentive stock option before the applicable holding periods have been satisfied.

        Restricted stock is also governed by Section 83 of the Code. Generally, no taxes are due when the award is initially made, but the award becomes taxable when it is no longer subject to a "substantial risk of forfeiture" (it becomes vested or transferable). Income tax is paid on the value of the stock or units at ordinary rates when the restrictions lapse, and then at capital gain rates when the shares are sold.

        Section 409A of the Code affects taxation of awards to employees, but does not affect our ability to deduct deferred compensation. Section 409A does not apply to incentive stock options, non-qualified stock options (that are not discounted), and restricted stock, provided that there is no deferral of income beyond the vesting date. Section 409A also does not cover stock appreciation rights if the stock appreciation rights are issued by a public company on its traded stock, the exercise price is not less than the fair market value of the underlying stock on the date of grant, the rights are settled in such stock, and there are not any features that defer the recognition of income beyond the exercise date. It is the Company's intent that all awards granted under the 2006 Plan comply with Section 409A of the Code.

        As described above, awards granted under the 2006 Plan may qualify as "performance based compensation" under Section 162(m) of the Code. To qualify, options and other awards must be granted under the 2006 Plan by a committee consisting solely of two or more "outside directors" (as defined under Section 162 regulations) and satisfy the 2006 Plan's limit on the total number of shares that may be awarded to any one participant during any calendar year. In addition, for awards other than options and stock settled stock appreciation rights to qualify, the grant, issuance, vesting, or retention of the award must be contingent upon satisfying one or more of the performance criteria set forth in the 2006 Plan, as established and certified by a committee consisting solely of two or more "outside directors."

Equity Compensation Plan Information

        The following table provides information about our equity compensation plans at December 31, 2012.

Plan Category	(a) Number of common shares to be issued upon exercise of outstanding options and rights	(b) Weighted average exercise price of outstanding options and rights		(c) Number of common shares remaining available for future issuance under equity compensation plans (excluding shares reflected in column (a))
Equity compensation plans approved by our stockholders	13,603,677	$11.76	(1)	38,715
Equity compensation plans not approved by our stockholders(2)	25,000	3.86		—

Total	13,628,677	$11.75		38,715

(1)
PVUs granted in January 2012 have no associated exercise price.

(2)
Represents shares subject to a special stock option issued to a consultant in May 2006.

 REPORT OF THE AUDIT COMMITTEE OF THE BOARD

        The audit committee oversees our financial reporting process on behalf of the Board. Management is responsible for the preparation, presentation and integrity of the financial statements, including establishing accounting and financial reporting principles and designing systems of internal control over financial reporting. Our independent registered public accounting firm is responsible for expressing an opinion on our consolidated financial statements and an opinion on our internal control over financial reporting. The audit committee operates pursuant to a charter that is available on our website at www.cleanenergyfuels.com.

        In performing its responsibilities, the audit committee has reviewed and discussed, with management and KPMG LLP, our independent registered public accounting firm, the audited consolidated financial statements in our annual report on Form 10-K for the year ended December 31, 2012. The audit committee has also discussed with KPMG LLP matters required to be discussed by Statement on Auditing Standards No. 61 (as amended), "Communications with Audit Committees."

        Pursuant to the applicable independence requirements of the Public Company Accounting Oversight Board (United States), the audit committee received the required written disclosures and letter from KPMG LLP and discussed with KPMG LLP their independence.

        Based on the reviews and discussions referred to above, the audit committee recommended to the Board that the audited consolidated financial statements of Clean Energy Fuels Corp. be included in the Company's annual report on Form 10-K for the year ended December 31, 2012.

Audit Committee: James C. Miller III, Chairman John S. Herrington Vincent C. Taormina

 CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

        Since January 1, 2012, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which we are or were a party, in which the amount involved exceeds $120,000 and in which any of our directors, executive officers or holders of more than five percent of our stock had, or will have, a direct or indirect material interest. This does not include employment compensation or compensation for Board service, which are described elsewhere in this Proxy Statement.

        Our audit committee charter requires that all related party transactions, as defined in Item 404(a) of Regulation S-K, must be reviewed and approved by our audit committee, in accordance with NASDAQ Marketplace Rule 5630. When evaluating such transactions, our audit committee focuses on whether the terms of such transactions are at least as favorable to us as terms we would receive on an arm's length basis from an unaffiliated third party. The policies and procedures for approving related party transactions are set forth in our audit committee charter, which was adopted in September 2006 and revised in December 2012. No such transactions occurred and, as a result, the audit committee did not review any such transactions during fiscal year 2012 to determine whether they were in the scope of paragraph (a) of Item 404.

 OTHER MATTERS

        We know of no other matters to be submitted at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares that they represent in accordance with their judgment.

        For further information about Clean Energy Fuels Corp., please refer to our annual report on Form 10-K for the fiscal year ended December 31, 2012, which accompanies this Proxy Statement. Our annual report on Form 10-K was filed with the SEC on February 28, 2013, and is publicly available on our website at http://investors.cleanenergyfuels.com/SEC.cfm. You may also obtain a copy by sending a written request to Investor Relations, Clean Energy Fuels Corp., 3020 Old Ranch Parkway, Suite 400, Seal Beach, California, 90740.

By order of the Board,

MITCHELL W. PRATT Corporate Secretary

 Annex A

CLEAN ENERGY FUELS CORP.

EMPLOYEE STOCK PURCHASE PLAN

        The following constitute the provisions of the Employee Stock Purchase Plan of Clean Energy Fuels Corp.

        1.    Purpose.    The purpose of the Plan (as defined below) is to provide Employees (as defined below) of the Company (as defined below) and its Designated Parents (as defined below) or Subsidiaries (as defined below) with an opportunity to purchase Common Stock (as defined below) of the Company through accumulated payroll deductions. It is the intention of the Company to have the Plan qualify as an "employee stock purchase plan" under Section 423 of the Code (as defined below) and the applicable regulations thereunder. The provisions of the Plan, accordingly, shall be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

        2.    Definitions.    As used herein, the following definitions shall apply:

          (a)   "Administrator" means either the Board or a committee of the Board that is responsible for the administration of the Plan as is designated from time to time by resolution of the Board.

          (b)   "Applicable Laws" means the legal requirements relating to the administration of employee stock purchase plans, if any, under applicable provisions of federal securities laws, state corporate and securities laws, the Code and the applicable regulations thereunder, the rules of any applicable stock exchange or national market system, and the rules of any foreign jurisdiction applicable to participation in the Plan by residents therein.

          (c)   "Board" means the Board of Directors of the Company.

          (d)   "Code" means the Internal Revenue Code of 1986, as amended.

          (e)   "Common Stock" means the common stock of the Company.

          (f)    "Company" means Clean Energy Fuels Corp., a Delaware corporation.

          (g)   "Compensation" means an Employee's base salary from the Company or one or more Designated Parents or Subsidiaries, including such amounts of base salary as are deferred by the Employee: (i) under a qualified cash or deferred arrangement described in Section 401(k) of the Code; or (ii) to a plan qualified under Section 125 of the Code. "Compensation" does not include overtime, bonuses, annual awards, other incentive payments, reimbursements or other expense allowances, fringe benefits (cash or non-cash), moving expenses, deferred compensation, contributions (other than contributions described in the first sentence) made on the Employee's behalf by the Company or one or more Designated Parents or Subsidiaries under any employee benefit or welfare plan now or hereafter established, and any other payments not specifically referenced in the first sentence. The Administrator may establish, in its discretion and on a uniform and nondiscriminatory basis, a different definition of Compensation prior to an Offer Date for all Options to be granted on such Offer Date, which definition may vary among Participants who are employed by the Company or different Designated Parents or Subsidiaries.

          (h)   "Corporate Transaction" means any of the following transactions, unless the Administrator provides otherwise:

              (i)  any merger or consolidation in which the Company shall not be the surviving entity (or survives only as a subsidiary of another entity whose stockholders did not own all or substantially all of the Common Stock in substantially the same proportions as immediately before such transaction);

             (ii)  the sale of all or substantially all of the Company's assets to any other person or entity (other than a wholly-owned subsidiary of the Company);

            (iii)  the acquisition of beneficial ownership of a controlling interest (including power to vote) in the outstanding shares of Common Stock by any person or entity (including a "group" as defined by or under Section 13(d)(3) of the Exchange Act);

            (iv)  the dissolution or liquidation of the Company;

             (v)  a contested election of directors, as a result of which or in connection with which the persons who were members of the Board before such election or their nominees cease to constitute a majority of the Board; or

            (vi)  any other event specified, prior to the commencement of an Offer Period, by the Board.

  Notwithstanding the foregoing, the term "Corporate Transaction" shall not include any underwritten public offering of shares registered under the Securities Act of 1933, as amended.

          (i)    "Designated Parents or Subsidiaries" means the Parents or Subsidiaries, which have been designated by the Administrator from time to time as eligible to participate in the Plan.

          (j)    "Effective Date" means February 13, 2013. However, should any Parent or Subsidiary become a Designated Parent or Subsidiary after such date, then the Administrator, in its discretion, shall designate a separate Effective Date with respect to the employee-participants of such Designated Parent or Subsidiary.

          (k)   "Employee" means any individual, including an officer or director, who is an employee of the Company or a Designated Parent or Subsidiary for purposes of Section 423 of the Code. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the individual's employer. Where the period of leave exceeds three (3) months and the individual's right to reemployment is not guaranteed either by statute or by contract, the employment relationship will be deemed to have terminated on the day that is three (3) months and one (1) day following the start of such leave, for purposes of determining eligibility to participate in the Plan.

          (l)    "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          (m)  "Exercise Date" means the last day of each Offer Period.

          (n)   "Fair Market Value" means, as of any date, the value of Common Stock determined as follows:

              (i)  If the Common Stock is listed on one or more established stock exchanges, including without limitation, The NASDAQ Global Select Market, The NASDAQ Global Market or The NASDAQ Capital Market of The Nasdaq Stock Market LLC, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on the principal exchange or system on which the Common Stock is listed (as determined by the Administrator) on the date of determination (or, if no closing sales price or closing bid was reported on that date, as applicable, on the last trading date such closing sales price or closing bid was reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

             (ii)  If the Common Stock is regularly quoted on an automated quotation system (including the OTC Bulletin Board) or by a recognized securities dealer, but selling prices are not reported, its Fair Market Value shall be the mean between the high bid and low asked prices for the Common Stock on the date of determination (or, if no such prices were reported on that date, on the last date such prices were reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

            (iii)  In the absence of an established market for the Common Stock of the type described in (i) and (ii), above, its Fair Market Value thereof shall be determined by the Administrator in good faith.

          (o)   "New Exercise Date" has the meaning set forth in Section 18(b).

          (p)   "Offer Period" means an Offer Period established pursuant to Section 4 hereof.

          (q)   "Offering" means an offer under this Plan of an Option that may be exercised during an Offer Period. For purposes of the Plan, all Employees eligible to participate pursuant to Section 3 will be deemed to participate in the same Offering unless the Administrator otherwise determines that Employees of the Company or one or more Designated Parents or Subsidiaries will be deemed to participate in separate Offerings, in which case the Offerings will be considered separate even if the dates of each such Offering are identical and the provisions of the Plan will separately apply to each Offering. To the extent permitted by Section 1.423-2(a)(1) of the Treasury regulations issued under Section 423 of the Code, the terms of each Offering need not be identical provided that the terms of the Plan and the Offering together satisfy Sections 1.423-2(a)(2) and (a)(3) of such Treasury regulations.

          (r)   "Offering Date" means the first day of each Offer Period.

          (s)   "Option" means, with respect to each Offer Period, a right to purchase shares of Common Stock on the Exercise Date for such Offer Period in accordance with the terms and conditions of the Plan.

          (t)    "Parent" means a "parent corporation" of the Company, whether now or hereafter existing, as defined in Section 424(e) of the Code.

          (u)   "Participant" means an Employee of the Company or Designated Parent or Subsidiary who has enrolled in the Plan as set forth in Section 5(a).

          (v)   "Plan" means this Employee Stock Purchase Plan.

          (w)  "Purchase Price" means an amount equal to 85% of the Fair Market Value of a share of Common Stock on the Exercise Date.

          (x)   "Reserves" means, as of any date, the sum of: (1) the number of shares of Common Stock covered by each then outstanding Option under the Plan which has not yet been exercised; and (2) the number of shares of Common Stock which have been authorized for issuance under the Plan but not then subject to an outstanding Option.

          (y)   "Subsidiary" means a "subsidiary corporation" of the Company, whether now or hereafter existing, as defined in Section 424(f) of the Code.

        3.    Eligibility.

          (a)   General.    Subject to the further limitations in Sections 3(b) and 3(c), any individual who is an Employee on a given Offering Date shall be eligible to participate in the Plan for the Offer Period commencing with such Offering Date. No individual who is not an Employee shall be eligible to participate in the Plan.

          (b)   Limitations on Grant and Accrual.    Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an Option under the Plan: (i) if, immediately after the grant, such Employee (taking into account stock owned by any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own stock and/or hold outstanding options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Parent or Subsidiary; or (ii) which permits the Employee's rights to purchase stock under all employee stock purchase plans of the Company and its Parents or Subsidiaries to accrue at a rate which exceeds Twenty-Five Thousand Dollars (US$25,000) worth of stock (determined at the Fair Market Value of the shares at the time such Option is granted) for each calendar year in which such Option is outstanding at any time. The determination of the accrual of the right to purchase stock shall be made in accordance with Section 423(b)(8) of the Code and the regulations thereunder.

          (c)   Other Limits on Eligibility.    Notwithstanding Subsection (a), above, the Company, in its discretion, may determine prior to the Offering Date for an Offer Period that the following Employees shall not be eligible to participate in the Plan for such Offer Period: (i) Employees whose customary employment is 20 hours or less per week; (ii) Employees whose customary employment is for not more than 5 months in any calendar year; or (iii) Employees who have been employed for such continuous period preceding the Offering Date as the Administrator may require, but in no event shall the required period of continuous employment be equal to or greater than 2 years. Notwithstanding Subsection (a), above, unless otherwise determined prior to the Offering Date for an Offer Period, the following Employees shall not be eligible to participate in the Plan for such Offer Period: Employees who are citizens or residents of a non-U.S. jurisdiction (without regard to whether he or she is also a citizen of the United States or a resident alien (within the meaning of Section 7701(b)(1)(A) of the Code)) if his or her participation is prohibited under the laws of the applicable non-U.S. jurisdiction or if complying with the laws of the applicable non-U.S. jurisdiction would cause the Plan or an Offering to violate Section 423 of the Code.

        4.    Offer Periods.

          (a)   The Plan shall be implemented through consecutive Offer Periods of six (6) months' duration commencing each January 1 and July 1 following the Effective Date: (i) the maximum number of shares of Common Stock available for issuance under the Plan shall have been purchased; or (ii) the Plan shall have been sooner terminated in accordance with Section 19.

          (b)   A Participant shall be granted a separate Option for each Offer Period in which he or she participates. The Option shall be granted on the Offering Date and shall be automatically exercised on the last day of the Offer Period.

          (c)   Except as specifically provided herein, the acquisition of Common Stock through participation in the Plan for any Offer Period shall neither limit nor require the acquisition of Common Stock by a Participant in any subsequent Offer Period.

        5.    Participation.

          (a)   An eligible Employee may become a Participant in the Plan by submitting an authorization of payroll deduction (using such form or method (including electronic forms) as the Administrator may designate from time to time) as of a date in advance of the Offering Date for the Offer Period in which such participation will commence, as required by the Administrator for all eligible Employees with respect to a given Offer Period.

          (b)   Payroll deductions for a Participant shall commence with the first partial or full payroll period beginning on the Offering Date and shall end on the last complete payroll period during the Offer Period, unless sooner terminated by the Participant as provided in Section 10.

        6.    Payroll Deductions.

          (a)   At the time a Participant enrolls in the Plan, the Participant shall elect to have payroll deductions made during the Offer Period in amounts between one percent (1%) and not exceeding ten percent (10%) of the Compensation which the Participant receives during the Offer Period.

          (b)   All payroll deductions made for a Participant shall be credited to the Participant's account under the Plan and will be withheld in whole percentages only. A Participant may not make any additional payments into such account.

          (c)   A Participant may discontinue participation in the Plan as provided in Section 10, or may increase or decrease the rate of payroll deductions during the Offer Period by submitting notice of a change of status (using such form or method (including electronic forms) as the Administrator may designate from time to time) authorizing an increase or decrease in the payroll deduction rate. Any increase or decrease in the rate of a Participant's payroll deductions shall be effective as soon as administratively practicable following the date of the request. A Participant's payroll deduction authorization (as modified by any change of status notice) shall remain in effect for successive Offer Periods unless terminated as provided in Section 10. The Administrator shall be authorized to limit the number of payroll deduction rate changes during any Offer Period.

          (d)   Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(b) herein, a Participant's payroll deductions shall be decreased to 0%. Payroll deductions shall recommence at the rate provided in such Participant's payroll deduction authorization, as amended, when permitted under Section 423(b)(8) of the Code and Section 3(b), unless such participation is sooner terminated by the Participant as provided in Section 10.

        7.    Grant of Option.    On the Offering Date, each Participant shall be granted an Option to purchase (at the applicable Purchase Price) shares of Common Stock; provided: (i) that such Option shall be subject to the limitations set forth in Sections 3(b), 6 and 12 and (ii) that such Option shall be subject to such other terms and conditions (applied on a uniform and nondiscriminatory basis), as the Administrator shall determine from time to time. Exercise of the Option shall occur as provided in Section 8, unless the Participant has withdrawn pursuant to Section 10, and the Option, to the extent not exercised, shall expire on the last day of the Offer Period with respect to which such Option was granted. Notwithstanding the foregoing, shares subject to the Option may only be purchased with accumulated payroll deductions credited to a Participant's account in accordance with Section 6. In addition, to the extent an Option is not exercised on the Exercise Date, the Option shall lapse and thereafter cease to be exercisable.

        8.    Exercise of Option.    Unless a Participant withdraws from the Plan as provided in Section 10, the Participant's Option for the purchase of shares of Common Stock will be exercised automatically on the Exercise Date, by applying the accumulated payroll deductions in the Participant's account to purchase the number of full shares subject to the Option by dividing such Participant's payroll deductions accumulated prior to the Exercise Date and retained in the Participant's account as of the Exercise Date by the applicable Purchase Price. No fractional shares will be purchased; any payroll deductions accumulated in a Participant's account which are not sufficient to purchase a full share shall be returned to the Participant as soon as administratively practicable, without interest. In addition, any amount remaining in a Participant's account following the purchase of shares on the Exercise Date due to the application of Section 423(b)(8) of the Code or Section 7, shall be returned to the Participant and shall not be carried over to the next Offer Period. During a Participant's lifetime, a Participant's Option to purchase shares hereunder is exercisable only by the Participant.

        9.    Delivery.    Upon receipt of a request from a Participant after each Exercise Date on which a purchase of shares occurs, the Company shall arrange for the delivery to such Participant, as soon as administratively practicable, of the shares purchased upon exercise of the Participant's Option. The

Company may, or in the absence of such a request, will arrange for delivery of such shares to an account for the benefit of a Participant established with a third party designated by the Company.

        10.    Withdrawal; Termination of Employment.

          (a)   A Participant may, by giving notice to the Company (using such form or method (including electronic forms) as the Administrator may designate from time to time), either: (i) withdraw all but not less than all the payroll deductions credited to the Participant's account and not yet used to exercise the Participant's Option under the Plan; or (ii) terminate future payroll deductions, but allow accumulated payroll deductions to be used to exercise the Participant's Option under the Plan at any time. If the Participant elects withdrawal alternative (i) described above, all of the Participant's payroll deductions credited to the Participant's account will be paid to such Participant as soon as administratively practicable after receipt of notice of withdrawal, such Participant's Option for the Offer Period will be automatically terminated, and no further payroll deductions for the purchase of shares will be made during the Offer Period. If the Participant elects withdrawal alternative (ii) described above, no further payroll deductions for the purchase of shares will be made during the Offer Period, all of the Participant's payroll deductions credited to the Participant's account will be applied to the exercise of the Participant's Option on the Exercise Date (subject to Sections 3(b), 6, 7 and 12), and all remaining accumulated payroll deduction amounts shall be returned to the Participant. If a Participant withdraws from an Offer Period, payroll deductions will not resume at the beginning of the succeeding Offer Period unless the Participant enrolls in such succeeding Offer Period. The Administrator may, in its discretion and on a uniform and nondiscriminatory basis, specify procedures for withdrawal.

          (b)   Upon termination of a Participant's employment relationship (as described in Section 2(k)) prior to the Exercise Date, the payroll deductions credited to such Participant's account during the Offer Period will be returned to such Participant or, in the case of his/her death, to the person or persons entitled thereto under Section 14, and such Participant's Option will be automatically terminated without exercise of any portion of such Option.

        11.    Interest.    No interest shall accrue on the payroll deductions credited to a Participant's account under the Plan.

        12.    Stock.

          (a)   The maximum number of shares of Common Stock which shall be made available for sale under the Plan shall be two million five hundred thousand (2,500,000) shares, subject to adjustment upon changes in capitalization of the Company as provided in Section 18. If the Administrator determines that on the Exercise Date for an Offer Period the number of shares with respect to which Options are to be exercised may exceed: (x) the number of shares then available for sale under the Plan; or (y) the number of shares available for sale under the Plan on the Offering Date for such Offer Period, the Administrator may disallow the purchase of any increase in shares that is the subject of an amendment, as described in further detail in Section 19(a), and may make a pro rata allocation of the shares remaining available for purchase on such Offering Date or Exercise Date, as applicable, and shall either continue the Offer Period then in effect or terminate the Offer Period then in effect pursuant to Section 19, below. Such allocation method shall be "bottom up," with the result that all Option exercises for one share shall be satisfied first, followed by all exercises for two shares, and so on, until all available shares have been exhausted. Any amount remaining in a Participant's payroll account following such pro rata allocation shall be returned to the Participant and shall not be carried over to any Offer Period, as determined by the Administrator.

          (b)   A Participant will have no interest or voting right in shares covered by the Participant's Option until such shares are actually purchased on the Participant's behalf in accordance with the applicable provisions of the Plan. No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date of such purchase.

          (c)   Shares to be delivered to a Participant under the Plan will be registered in the name of the Participant.

        13.    Administration.    The Plan shall be administered by the Administrator, which shall have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to determine eligibility, to adjudicate all disputed claims filed under the Plan, and to designate separate Offerings for the eligible Employees of the Company and one or more Designated Parents or Subsidiaries, in which case the Offerings will be considered separate even if the dates of each such Offering are identical and the provisions of the Plan will separately apply to each Offering. Every finding, decision and determination made by the Administrator shall, to the full extent permitted by Applicable Law, be final and binding upon all persons.

        14.    Designation of Beneficiary.

          (a)   Each Participant will file a designation (using such form or method (including electronic forms) as the Administrator may designate from time to time) of a beneficiary who is to receive any shares and cash, if any, from the Participant's account under the Plan in the event of such Participant's death. If a Participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective.

          (b)   Such designation of beneficiary may be changed by the Participant (and the Participant's spouse, if any) at any time by written notice. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living (or in existence) at the time of such Participant's death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Administrator), the Administrator shall deliver such shares and/or cash to the spouse (or domestic partner, as determined by the Administrator) of the Participant, or if no spouse (or domestic partner) is known to the Administrator, then to the issue of the Participant, such distribution to be made per stirpes (by right of representation), or if no issue are known to the Administrator, then to the heirs at law of the Participant determined in accordance with Section 27.

        15.    Transferability.    No payroll deductions credited to a Participant's account, Options granted hereunder, or any rights with regard to the exercise of an Option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution, or as provided in Section 14) by the Participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Administrator may, in its sole discretion, treat such act as an election to withdraw funds from an Offer Period in accordance with Section 10.

        16.    Use of Funds.    All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions or hold them exclusively for the benefit of Participants. All payroll deductions received or held by the Company may be subject to the claims of the Company's general creditors. Participants shall have the status of general unsecured creditors of the Company. Any amounts payable to Participants pursuant to the Plan shall be unfunded and unsecured obligations for all purposes, including, without limitation, Title I of the Employee Retirement Income Security Act of 1974, as amended. The Company shall retain at all times beneficial ownership of any investments which the Company may make to fulfill its payment obligations hereunder. Any investments or the creation or maintenance of any trust or any Participant account shall not create or constitute a trust or fiduciary relationship between the Administrator, the Company or any Designated Parent or Subsidiary and a Participant, or otherwise create any vested or beneficial interest in any Participant or the Participant's creditors in any assets of the Company or a Designated Parent or Subsidiary. The Participants shall have no claim against the Company or any Designated Parent or Subsidiary for any changes in the value of any assets that may be invested or reinvested by the Company with respect to the Plan.

        17.    Reports.    Individual accounts will be maintained for each Participant in the Plan. Statements of account will be given to Participants at least annually, which statements will set forth the amounts of payroll deductions, the Purchase Price, the number of shares purchased and the remaining cash balance, if any.

        18.    Adjustments Upon Changes in Capitalization; Corporate Transactions.

          (a)    Adjustments Upon Changes in Capitalization.    Subject to any required action by the stockholders of the Company, the Administrator, in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, will, in such manner as it may deem equitable, adjust the Reserves, the Purchase Price, the maximum number of shares that may be purchased in any Offer Period, as well as any other terms that the Administrator determines require adjustment, for: (i) any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock; (ii) any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; or (iii) as the Administrator may determine in its discretion, any other transaction with respect to Common Stock, including a corporate merger, consolidation, acquisition of property or stock, separation (including a spin-off or other distribution of stock or property), reorganization, liquidation (whether partial or complete) or any similar transaction; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment, if any, shall be made by the Administrator and its determination shall be final, binding and conclusive. Except as the Administrator determines, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason hereof shall be made with respect to, the Reserves and the Purchase Price.

          (b)    Corporate Transactions.    In the event of a proposed Corporate Transaction, each Option under the Plan shall be assumed by such successor corporation or a parent or subsidiary of such successor corporation, unless the Administrator, in the exercise of its sole discretion and in lieu of such assumption, determines to shorten the Offer Period then in progress by setting a new Exercise Date (the "New Exercise Date"). If the Administrator shortens the Offer Period then in progress in lieu of assumption in the event of a Corporate Transaction, the Administrator shall notify each Participant in writing at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for the Participant's Option has been changed to the New Exercise Date and that either:

              (i)  the Participant's Option will be exercised automatically on the New Exercise Date, unless prior to such date the Participant has withdrawn from the Offer Period as provided in Section 10; or

             (ii)  the Company shall pay to the Participant on the New Exercise Date an amount in cash, cash equivalents, or property as determined by the Administrator that is equal to the excess, if any, of (x) the Fair Market Value of the shares subject to the Option over (y) the Purchase Price due had the Participant's Option been exercised automatically under Subsection (b)(i) above. In addition, all remaining accumulated payroll deduction amounts shall be returned to the Participant.

          (c)   For purposes of Section 18(b), an Option granted under the Plan shall be deemed to be assumed if, in connection with the Corporate Transaction, the Option is replaced with a comparable Option with respect to shares of capital stock of the successor corporation or Parent thereof. The determination of Option comparability shall be made by the Administrator prior to the Corporate Transaction and its determination shall be final, binding and conclusive on all persons.

        19.    Amendment or Termination.

          (a)   The Administrator may at any time and for any reason terminate or amend the Plan. Except as provided in Section 18, no such termination can adversely affect Options previously granted, provided that the Plan or the Offer Period then in effect may be terminated by the Administrator by establishing a new Exercise Date for such Offer Period if the Administrator determines that the termination of the Plan or such Offer Period is in the best interests of the Company and its stockholders. Except as provided in Section 18 and this Section 19, no amendment may make any change in any Option theretofore granted which adversely affects the rights of any Participant without the consent of affected Participants. With respect to any amendment to increase the total number of shares of Common Stock under the Plan, the Administrator shall have discretion to disallow the purchase of any increased shares of Common Stock for the Offer Period in existence prior to such increase. To the extent necessary to comply with Section 423 of the Code (or any successor rule or provision or any other Applicable Law), the Company shall obtain stockholder approval of any amendment in such a manner and to such a degree as required.

          (b)   Without stockholder consent and without regard to whether any Participant rights may be considered to have been "adversely affected," the Administrator shall be entitled to limit the frequency and/or number of changes in the amount withheld during Offer Periods, determine the length of any future Offer Period and frequency of purchases within each Offer Period, determine whether future Offer Periods shall be consecutive or overlapping, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, establish or change Plan or per Participant limits on share purchases, establish additional terms, conditions, rules or procedures to accommodate the rules or laws of applicable foreign jurisdictions, permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company's processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Participant properly correspond with amounts withheld from the Participant's Compensation, and establish such other limitations or procedures as the Administrator determines in its sole discretion advisable and which are consistent with the Plan, in each case to the extent consistent with the requirements of Code Section 423 and other Applicable Laws.

        20.    Notices.    All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Administrator at the location, or by the person, designated by the Administrator for the receipt thereof.

        21.    Conditions Upon Issuance of Shares.    Shares shall not be issued with respect to an Option unless the exercise of such Option and the issuance and delivery of such shares pursuant thereto shall comply with all Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance. As a condition to the exercise of an Option, the Company may require the Participant to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned Applicable Laws or is otherwise advisable. In addition, no Options shall be exercised or shares issued hereunder before the Plan has been approved by stockholders of the Company as provided in Section 23.

        22.    Term of Plan.    The Plan shall become effective upon the earlier to occur of its adoption by the Board or its approval by the stockholders of the Company. It shall continue in effect for a term of ten (10) years unless sooner terminated under Section 19.

        23.    Stockholder Approval.    Continuance of the Plan shall be subject to approval by the stockholders of the Company within twelve (12) months before or after the date the Plan is adopted. Such stockholder approval shall be obtained in the degree and manner required under Applicable Laws.

        24.    No Employment Rights.    The Plan does not, directly or indirectly, create any right for the benefit of any employee or class of employees to purchase any shares under the Plan, or create in any employee or class of employees any right with respect to continuation of employment by the Company or a Designated Parent or Subsidiary, and it shall not be deemed to interfere in any way with such employer's right to terminate, or otherwise modify, an employee's employment at any time.

        25.    No Effect on Retirement and Other Benefit Plans.    Except as specifically provided in a retirement or other benefit plan of the Company or a Designated Parent or Subsidiary, participation in the Plan shall not be deemed compensation for purposes of computing benefits or contributions under any retirement plan of the Company or a Designated Parent or Subsidiary, and shall not affect any benefits under any other benefit plan of any kind or any benefit plan subsequently instituted under which the availability or amount of benefits is related to level of compensation. The Plan is not a "Retirement Plan" or "Welfare Plan" under the Employee Retirement Income Security Act of 1974, as amended.

        26.    Effect of Plan.    The provisions of the Plan shall, in accordance with its terms, be binding upon, and inure to the benefit of, all successors of each Participant, including, without limitation, such Participant's estate and the executors, administrators or trustees thereof, heirs and legatees, and any receiver, trustee in bankruptcy or representative of creditors of such Participant.

        27.    Governing Law.    The Plan is to be construed in accordance with and governed by the internal laws of the State of California (as permitted by Section 1646.5 of the California Civil Code, or any similar successor provision) without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of California to the rights and duties of the parties, except to the extent the internal laws of the State of California are superseded by the laws of the United States. Should any provision of the Plan be determined by a court of law to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable.

        28.    Dispute Resolution.    The provisions of this Section 28 shall be the exclusive means of resolving disputes arising out of or relating to the Plan. The Company and the Participant, or their respective successors (the "parties"), shall attempt in good faith to resolve any disputes arising out of or relating to the Plan by negotiation between individuals who have authority to settle the controversy. Negotiations shall be commenced by either party by notice of a written statement of the party's position and the name and title of the individual who will represent the party. Within thirty (30) days of the written notification, the parties shall meet at a mutually acceptable time and place, and thereafter as often as they reasonably deem necessary, to resolve the dispute. If the dispute has not been resolved by negotiation, the parties agree that any suit, action, or proceeding arising out of or relating to the Plan shall be brought in the United States District Court for the Central District of California (or should such court lack jurisdiction to hear such action, suit or proceeding, in a California state court in Orange County) and that the parties shall submit to the jurisdiction of such court. The parties irrevocably waive, to the fullest extent permitted by law, any objection the party may have to the laying of venue for any such suit, action or proceeding brought in such court. THE PARTIES ALSO EXPRESSLY WAIVE ANY RIGHT THEY HAVE OR MAY HAVE TO A JURY TRIAL OF ANY SUCH SUIT, ACTION OR PROCEEDING. If any one or more provisions of this Section 28 shall for any reason be held invalid or unenforceable, it is the specific intent of the parties that such provisions shall be modified to the minimum extent necessary to make it or its application valid and enforceable.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature (Joint Owners) Signature [PLEASE SIGN WITHIN BOX] Date Date To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0000169893_1 R1.0.0.51160 For Withhold For All All All Except The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees 01 Andrew J. Littlefair 02 Warren I. Mitchell 03 John S. Herrington 04 James C. Miller III 05 James E. O'Connor 06 Boone Pickens 07 Kenneth M. Socha 08 Vincent C. Taormina CLEAN ENERGY FUELS CORP. 3020 OLD RANCH PARKWAY, SUITE #400 SEAL BEACH, CA 90740 ATTN: CAMELA KREBS VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. Electronic Delivery of Future PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR proposals 2, 3 and 4. For Against Abstain 2 To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013. 3 Advisory, non-binding vote to approve executive compensation. 4 To approve our Employee Stock Purchase Plan. NOTE: To transact any other business that may properly come before the meeting or any adjournment or postponement of the meeting. Authorized Signatures. This section must be completed for your vote to be counted. Date and Sign Below. Please sign exactly as name(s) appear(s) hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Yes No Please indicate if you plan to attend this meeting

0000169893_2 R1.0.0.51160 You can vote by Internet or telephone! Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the two voting methods outlined on the reverse side to vote your proxy. Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Time, on May 6, 2013. IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement is/ are available at www.proxyvote.com . 2013 Proxy-Clean Energy Fuels Corp. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS I hereby appoint Warren I. Mitchell and Andrew J. Littlefair, or either of them, as proxies, with power of substitution to each, to vote all shares of common stock that I am entitled to vote at the annual meeting of stockholders of Clean Energy Fuels Corp. to be held on Tuesday, May 7, 2013 at 9:00 a.m., or at any adjournment or postponement thereof, in accordance with the instructions on the reverse side of this card and with the same effect as though I were present in person and voting such shares. My appointed proxies are authorized in their discretion to vote upon such other business as may properly come before the annual meeting or any adjournment or postponement thereof. UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED “FOR” ALL NOMINEES FOR DIRECTOR LISTED IN PROPOSAL 1 and “FOR” PROPOSALS 2, 3 AND 4, AND IN THE DISCRETION OF THE APPOINTED PROXIES UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH. If you vote by phone or Internet, please do not mail your proxy card. (CONTINUED, AND TO BE SIGNED AND DATED ON REVERSE SIDE) Thank You For Voting Continued and to be signed on reverse side

QuickLinks

CLEAN ENERGY FUELS CORP. 3020 Old Ranch Parkway, Suite 400 Seal Beach, CA 90740
CLEAN ENERGY FUELS CORP. 3020 Old Ranch Parkway, Suite 400 Seal Beach, CA 90740
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS May 7, 2013
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
PROPOSAL NO. 1 ELECTION OF DIRECTORS
PROPOSAL NO. 2 RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
PROPOSAL NO. 3 ADVISORY, NON-BINDING VOTE TO APPROVE EXECUTIVE COMPENSATION
PROPOSAL NO. 4 APPROVAL OF THE COMPANY'S EMPLOYEE STOCK PURCHASE PLAN
CORPORATE GOVERNANCE
INFORMATION ABOUT OUR EXECUTIVE OFFICERS
COMPENSATION DISCUSSION AND ANALYSIS
2012 Cash Bonus Plan Payout
Realized Pay Table
COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS
REPORT OF THE AUDIT COMMITTEE OF THE BOARD
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
OTHER MATTERS
  Annex A
CLEAN ENERGY FUELS CORP. EMPLOYEE STOCK PURCHASE PLAN